EXHIBIT 4.1
Dated the 30th day of April 2010 FEISHANG GROUP LIMITED (as the vendor) and CHINA NATURAL RESOURCES, INC. (as the purchaser)
AGREEMENT for the sale and purchase of the entire issued share capital in WEALTHY YEAR LIMITED
SOLICITORS
高 盖 茨 律 师 事 务 所 44th Floor, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Central, Hong Kong Tel: (852) 2511 5100 Fax: (852) 2511 9515 Website: www.klgates.com Our ref: 4058774-00006/NKA/RKW

THIS AGREEMENT is made the  30th  day of  April  2010.

BETWEEN:

(1)

FEISHANG GROUP LIMITED, a company incorporated in the British Virgin Islands and having its registered office at TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands (the “Vendor”); and

(2)

CHINA NATURAL RESOURCES, INC., a company incorporated in the British Virgin Islands and having its registered office at P.O. Box 116, Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands (the “Purchaser”).

WHEREAS:

(A)

WEALTHY YEAR LIMITED (the “Company”) was incorporated in the British Virgin Islands, and is authorized to issue a maximum of 50,000 shares of a single class each with a par value of US$1.00.  As at the date of this Agreement, one such share in the Company has been issued and is fully paid up and is beneficially owned by the Vendor.  Further information and particulars of the Company are set out in Part A of Schedule 1.

(B)

HONG KONG SMARTACT LIMITED (香港英策有限公司) (“Smartact”) was incorporated in Hong Kong and has at the date of this Agreement an authorized share capital of HK$1,000,000.00 divided into 1,000,000 shares of HK$1.00 each, of which one share has been issued and is fully paid up and is beneficially owned by the Company.  Further information and particulars of Smartact are set out in Part B of Schedule 1.

(C)

贵州福源通能源有限公司 (GUIYANG FUYUANTONG ENERGY CO., LTD.) (“Guizhou Fuyuantong”) is a company organized and existing in the PRC (as defined below) and has at the date of this Agreement a registered capital of RMB10,000,000, all of which is beneficially owned by Smartact.  Further information and particulars of Guizhou Fuyuantong are set out in Part C of Schedule 1.

(D)

贵州浦鑫能源有限公司 (GUIZHOU PUXIN ENERGY CO., LTD.) (“Guizhou Puxin”) is a company organized and existing in the PRC and has at the date of this Agreement a registered capital of RMB150,000,000, all of which is beneficially owned by Guizhou Fuyuantong.  Further information and particulars of Guizhou Puxin are set out in Part D of Schedule 1.

(E)

As at the date of this Agreement, Guizhou Puxin is the beneficial owner of the portion of the registered capital set against the name of each of the following companies (all of which are companies organized and existing in the PRC) (collectively the “Mining Subsidiaries” and each a “Mining Subsidiary”), and each Mining Subsidiary owns certain mining rights in relation to a target mine located in the PRC (collectively the “Target Mines” and each a “Target Mine”) as set against its name below.  Further information and particulars of the Mining

Subsidiaries are set out in Part E of Schedule 1, and further information and particulars of the Target Mines are set out in Schedule 3.

Name of Mining Subsidiary	Amount of Registered Capital (& portion of which beneficially owned by Guizhou Puxin)	Name and Location of Target Mine
六枝特区林家岙煤业有限公司 (LIUZHI LIN JIAOU COAL MINING CO., LTD.) (“Liuzhi Lin Jiaou”)	RMB30,600,000 (99%)	Liuzhi Special Zone Xinhua Town Zhulinzhai Mine（六枝特区新华乡竹林寨煤矿） Xinhua Town, Liuzhi Special Zone（六枝特区新华乡）
纳雍县狗场煤业有限公司(NAYONG GOUCHANG COAL MINING CO., LTD.) (“Nayong Gouchang”)	RMB40,000,000 (99%)	Nayong County Gouchang Mine（纳雍县狗场煤矿） Kunzhai Town, Nayong County（纳雍县昆寨乡）
六枝特区新松煤业有限公司 (LIUZHI XINSONG COAL MINING CO., LTD.) (“Liuzhi Xinsong”)	RMB60,000,000 (99%)	Liuzhi Special Zone Liujiaba Mine（六枝特区六家坝煤矿） Xinhua Town, Liuzhi Special Zone（六枝特区新华乡）
贵州纳雍县大圆煤业有限公司 (GUIZHOU NAYONG DAYUAN COAL MINING CO., LTD.) (“Nayong Dayuan”)	RMB46,000,000 (99%)	Nayong County Xinfang Town Dayuan Mine（纳雍县新房乡大圆煤矿） Xinfang Town, Nayong County（纳雍县新房乡）
金沙县白坪矿业有限公司(JINSHA BAIPING MINING CO., LTD.) (“Jinsha Baiping”)	RMB58,000,000 (70%)	Jinsha County Gaoping Town Baiping Mine（金沙县高坪乡白坪煤矿） Gaoping Town, Jinsha County（金沙县高坪乡）

(F)

As at the Management Account Date (as defined below), the Company and/or its Subsidiaries (as defined below) were indebted to the Vendor for certain shareholder’s loan.  Such loan has no fixed term of repayment, carries no interest and is unsecured.

(G)

The Purchaser is principally engaged in the business of coal mine development, and exploration, mining and sales of zinc, iron and other mineral resources in the PRC, whose shares are listed on NASDAQ Capital Market (NasdaqCM: CHNR).

(H)

The Vendor has agreed to sell and the Purchaser has agreed to purchase the Sale Share (as defined below) together with the outstanding indebtedness owing by the Company to the Vendor as at Completion (as defined below) for the Consideration (as defined below) and upon the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.

DEFINITIONS AND INTERPRETATION

1.01

Definitions

In this Agreement (including the Recitals and the Schedules), unless the context otherwise requires, the following words and expressions shall have the following meanings:

“this Agreement”	means this agreement as amended, modified or supplemented from time to time;
“Base Net Amount”

means the sum equivalent to the amount representing the Equity Value add the Cash less the Liabilities as at 31 March 2010 of the Group for the purpose of computing the Net Amount of the Group as at 31 March 2010; for this purpose:

(i)

“Equity Value” means the “equity value” of all the Mining Subsidiaries as at 31 March 2010 as stated in the 31 March 2010 Valuation Report, being the sum of RMB1,190,389,469;

(ii)  “Cash” means the aggregate sum of all the cash and bank balance of each of the Company, Smartact, Guizhou Fuyuantong and Guizhou Puxin as at 31 March 2010, being the sum of RMB27,934,689; and

(iii)

“Liabilities” means the aggregate sum of all the indebtedness, obligations and liabilities of each of the Company, Smartact, Guizhou Fuyuantong and Guizhou Puxin as at 31 March 2010 (but excluding (y) the Company Indebtedness, and (z) inter-Group liabilities for the purpose of compiling the relevant accounts of the Group as at 31 March 2010), being the sum of RMB311,491,813;

“Business Day”

means any day (other than Saturday or Sunday or public holiday or a day on which a tropical cyclone warning signal no.8 or above or a black rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m.) on which banks in Hong Kong are open for business;

“Companies Ordinance”	means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);
“Company”	has the meaning ascribed thereto in Recital (A);
“Company Indebtedness”	means the outstanding indebtedness owing by the Company to the Vendor as at Completion, the benefit of which shall be assigned by the Vendor to the Purchaser upon Completion;
“Company Indebtedness Assignment”	means the deed of assignment of the Company Indebtedness in the form set out in Schedule 5;
“Completion”	means completion of the sale and purchase of the Sale Share and the Company Indebtedness in accordance with Clause 4;
“Completion Accounts”

means the consolidated financial statements of the Company and its Subsidiaries for the period up to the Completion Accounts Date, which shall be prepared in conformity with accounting principles generally accepted in the United States of America and to the satisfaction of the Purchaser;

“Completion Accounts Date”

means the day immediately preceding the Completion Date (or such other day as the Vendor and the Purchaser may agree in writing) and to include transactions up to 11:59 p.m. (Hong Kong time) on that day;

“Completion Accounts Date Valuation Report”	has the meaning ascribed thereto in Clause 3.04(a);
“Completion Date”	means the date referred to in Clause 4.01 (or such other date as the Vendor and the Purchaser may agree in writing);
“Connected Person”	has the meaning as defined in the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;

“Consideration”	means the total consideration payable for the sale and purchase of the Sale Share and the Company Indebtedness pursuant to Clause 3;
“Directors”	means the directors of the Company for the time being;
“Encumbrance”

means and includes any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), option, hypothecation or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale and purchase or sale and leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and “Encumber” shall be construed accordingly;

“Expert”

means Norton Appraisals Limited or (in the case it does not accept the appointment by the Purchaser to compile the Completion Accounts Date Valuation Report) such other expert as may be appointed by the Purchaser and accepted by the Vendor to compile the Completion Accounts Date Valuation Report;

“Group”	means the Company and its Subsidiaries and “member(s) of the Group” shall be construed accordingly;
“Guizhou Fuyuantong”	has the meaning ascribed thereto in Recital (C);
“Guizhou Puxin”	has the meaning ascribed thereto in Recital (D);
“Guizhou Puxin Claims”	the Guizhou Puxin No. 1 Claim and the Guizhou Puxin No. 2 Claim;
“Guizhou Puxin No. 1 Claim”	has the meaning ascribed thereto in Paragraph 12(B) of Schedule 2;
“Guizhou Puxin No. 2 Claim”	has the meaning ascribed thereto in Paragraph 12(B) of Schedule 2;
“Guizhou Puxin Claims Retention Amounts”	the aggregate of the Guizhou Puxin No. 1 Claim Retention Amount and the Guizhou Puxin No. 2 Claim Retention Amount ;
“Guizhou Puxin No. 1 Claim Retention Amount”	has the meaning ascribed thereto in Clause 3.02(c);

“Guizhou Puxin No. 2 Claim Retention Amount”	has the meaning ascribed thereto in Clause 3.02(c);
“HK$”	means Hong Kong dollars, the lawful currency of Hong Kong;
“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC;
“Intellectual Property”

means patents, trademarks, service marks, trade names, registered designs, designs, copyrights and other forms of intellectual or industrial property (in each case in any part of the world and whether or not registered or registrable and for the full period thereof and all extensions and renewals thereof and applications for registration of or otherwise in connection with the foregoing), know-how, inventions, formulae, confidential or secret processes and information, computer programs and software, and any other protected rights and assets, and any licences and permissions in connection therewith;

“Jinsha Baiping”	has the meaning ascribed thereto in Recital (E);
“Liuzhi Lin Jiaou”	has the meaning ascribed thereto in Recital (E);
“Liuzhi Xinsong”	has the meaning ascribed thereto in Recital (E);
“Management Accounts”

means the unaudited pro forma consolidated balance sheets of the Company and each of its Subsidiaries made up to the Management Accounts Date and the unaudited pro forma consolidated profit and loss accounts of the Company and each of its Subsidiaries in respect of the period commencing from 6 January 2010 and ended on the Management Accounts Date, copies of which duly certified to be true and correct by a Director are attached hereto marked “Exhibit A”;

“Management Accounts Date”	means 31 March 2010;
“Mining Rights”	means the licensed rights to perform mining activities on each Target Mine pursuant to the Permits granted in connection with such Target Mine;
“Mining Subsidiary(ies)”	has the meaning ascribed thereto in Recital (E);
“Nayong Dayuan”	has the meaning ascribed thereto in Recital (E);
“Nayong Gouchang”	has the meaning ascribed thereto in Recital (E);

“Net Amount”

as at 31 March 2010 or the Completion Accounts Date (as the case may be) in the context of the accounts of the Group, means the sum equivalent to the amount representing the Equity Value add the Cash less the Liabilities as at that date of the Group; for this purpose:

(i)

“Equity Value” means the “equity value” of all the Mining Subsidiaries as at that date as stated in the 31 March 2010 Valuation Report or the Completion Accounts Date Valuation Report (as the case may be);

(ii)  “Cash” means the aggregate sum of all the cash and bank balance of each of the Company, Smartact, Guizhou Fuyuantong and Guizhou Puxin as at that date; and

(iii)

“Liabilities” means the aggregate sum of all the indebtedness, obligations and liabilities of each of the Company, Smartact, Guizhou Fuyuantong and Guizhou Puxin as at that date but excluding (y) the Company Indebtedness, and (z) inter-Group liabilities for the purpose of compiling the relevant accounts of the Group as at that date;

“Permits”

means and includes, in relation to each Target Mine,  the mining right permits in respect of such Target Mine and such other permits and licences as may be issued by any competent authorities in connection with such Target Mine, further information and particulars of which are set out in Schedule 3;

“Post Completion Date”	has the meaning ascribed thereto in Clause 3.03;
“PRC”	means the People’s Republic of China which, for the purpose of this Agreement, shall exclude Hong Kong, the Macao Special Administrative Region of the PRC and Taiwan;
“proceedings”	has the meaning ascribed thereto in Clause 11.02;
“Purchaser’s Solicitors”	means K&L Gates of 44th Floor, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong;
“Retention Amount”	has the meaning ascribed thereto in Clause 3.02(b);
“RMB”	means Renminbi, the lawful currency of the PRC;

“Sale Share”

means one share with a par value of US$1.00 in the Company representing all the share issued by the Company as at the date of this Agreement and at Completion, to be bought and sold pursuant to Clause 2;

“Smartact”	has the meaning ascribed thereto in Recital (B);
“Subsidiaries”	means and includes Smartact, Guizhou Fuyuantong, Guizhou Puxin, Liuzhi Lin Jiaou, Nayong Gouchang, Liuzhi Xinsong, Nayong Dayuan and Jinsha Baiping;
“Subsidiary Shares”	has the meaning ascribed thereto in Paragraph 4(A)(vi) of Schedule 2;
“Target Mine(s)”	has the meaning ascribed thereto in Recital (E);
“Taxation” or “Tax”

means and includes all forms of tax, rate, levy, duty, charge, impost, fee, contribution, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority in any part of the world and includes any fine, surcharge, interest, additional tax, penalty or other charge payable or claimed in respect thereof;

“US$”	means United States dollars, the lawful currency of the United States of America;
“Warranties”	means the representations, warranties and undertakings contained or referred to in Clause 5 and Schedule 2 and “Warranty” means any of the Warranties where the context permits;
“31 March 2010 Valuation Report”	means the valuation report with respect to all the Mining Subsidiaries as at 31 March 2010 as compiled by the Expert.

1.02

Construction of certain references

In this Agreement where the context admits:

(a)

words and phrases (not otherwise defined in this Agreement) the definitions of which are contained or referred to in the Companies Ordinance shall be construed as having the meanings thereby attributed to them;

(b)

references to ordinances and to statutory provisions shall be construed as references to those ordinances or statutory provisions as respectively modified (on or before the date hereof) or re-enacted (whether before or after the date hereof) from time to time and to any orders, regulations, instruments or subordinate legislation made under the relevant ordinances or provisions thereof and shall include references to any repealed ordinance or provisions thereof which has been so re-enacted (with or without modifications);

(c)

where any statement is qualified by the expression “so far as the Vendor is aware” or “to the best of the knowledge and belief of the Vendor” or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry;

(d)

references to Clauses, Schedules, Recitals and Exhibits are (unless the context otherwise requires) references to clauses hereof, schedules, recitals and exhibits hereto, references to Paragraphs are, unless otherwise stated, references to paragraphs of the relevant Schedule;

(e)

(unless the context otherwise requires) words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; words denoting persons include incorporations, firms, companies, corporations and unincorporated bodies of persons and vice versa;

(f)

(unless otherwise stated) all representations, warranties, undertakings, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into severally.

1.03

Headings

The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.04

Recitals, Schedules and Exhibits

The Recitals, Schedules and Exhibits form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals, the Schedules and the Exhibits.

2.

SALE AND PURCHASE OF SALE SHARE AND COMPANY INDEBTEDNESS

2.01

Upon and subject to the terms and conditions of this Agreement, the Vendor as beneficial owner shall sell and the Purchaser (relying on the representations, warranties and undertakings herein contained) shall purchase with effect from Completion the Sale Share free from all Encumbrances, equities and other third party rights of any nature whatsoever and together with all rights and benefits of any nature whatsoever now or hereafter attaching or accruing to it including all rights to any dividends or other distribution declared paid or made in respect of it after Completion.

2.02

Upon and subject to the terms and conditions of this Agreement, the Vendor as beneficial owner shall sell and the Purchaser (relying on the representations, warranties and undertakings herein contained) shall purchase with effect from Completion the Company Indebtedness free from all Encumbrances, equities and other third party rights of any nature whatsoever and together with all rights and benefits of any nature whatsoever now or hereafter attaching or accruing to it.

2.03

The Vendor hereby waives and agrees to procure before Completion the irrevocable waiver of pre-emption rights and any other restrictions on the transfer or issue which may exist in relation to the Sale Share, whether conferred by the articles of association of the Company or otherwise.

2.04

The Purchaser shall not be obliged to complete the purchase of any of the Sale Share and/or the Company Indebtedness unless the purchase of all the Sale Share and the Company Indebtedness is completed simultaneously.

3.

CONSIDERATION

3.01

Subject as otherwise provided in this Clause 3, the total purchase price for the Sale Share and the Company Indebtedness shall be the Consideration which shall be the sum of US$87,000,000.

3.02

The Consideration shall be paid and satisfied by the Purchaser in the following manners:-

(a)

the sum of US$56,560,000 as part payment of the Consideration shall be payable to the Vendor within 30 Business Days after the Completion Date;

(b)

the sum of US$5,000,000 shall be held by the Purchaser as retention money (the “Retention Amount”) pending the determination of the respective amounts of the Net Amount of the Group as at 31 March 2010 and the Net Amount of the Group as at the Completion Accounts Date in accordance with Clauses 3.03, 3.04 and 3.05, and shall be released to the Vendor or utilized to settle the sum equivalent to the amount representing “B – A” as the case may be in accordance with Clauses 3.03, 3.04, 3.05 and 3.06; and

(c)

the balance in the sum of US$25,000,000 (the “Guizhou Puxin No. 1 Claim Retention Amount”) and the sum of US$440,000 (the “Guizhou Puxin No. 2 Claim Retention Amount”) shall be held by the Purchaser as retention money pending the final determination of the Guizhou Puxin No. 1 Claim and the Guizhou Puxin No. 2 Claim respectively, and shall be released to the Vendor or utilized to settle the Guizhou Puxin No. 1 Claim and the Guizhou Puxin No. 2 Claim as the case may be in accordance with Clause 3.07.

3.03

The Vendor shall complete the following matters as soon as reasonably practicable after Completion and in any event no later than 90 days after the Completion Date (or such later date as the parties shall agree in writing) (the “Post Completion Date”):

(a)

prepare the Completion Accounts in conformity with accounting principles generally accepted in the United States of America and to the satisfaction of the Purchaser;

(b)

deliver the Completion Accounts to the Purchaser;

(c)

prepare and certify as correct a computation of the respective amounts of the Net Amount of the Group as at 31 March 2010 and the Net Amount of the Group as at the Completion Accounts Date and deliver to the Purchaser such computation together with the Completion Accounts;

(d)

give the Purchaser reasonable access to the working papers of the Vendor with respect to its tasks as aforesaid for the purpose of ascertaining the respective amounts of the Net Amount of the Group as at 31 March 2010 and the Net Amount of the Group as at the Completion Accounts Date so that the Vendor and the Purchaser may reach agreement to the respective amounts of the Net Amount of the Group as at 31 March 2010 and the Net Amount of the Group as at the Completion Accounts Date as stipulated in this Clause 3.03.

3.04

It is agreed that:

(a)

as soon as reasonably practicable after Completion and in any event no later than the Post Completion Date, the Purchaser shall appoint the Expert to compile the valuation report with respect to all the Mining Subsidiaries as at the Completion Accounts Date (the “Completion Accounts Date Valuation Report”), and the Purchaser shall use all reasonable endeavours to procure that the Completion Accounts Date Valuation Report shall be delivered to the Vendor as soon as practicable after it has been issued by the Expert;

(b)

for the avoidance of doubt, all fees, costs and expenses incurred by the Purchaser in connection with the compilation of the Completion Accounts Date Valuation Report by the Expert and matters incidental thereto shall be borne and paid by the Purchaser absolutely.

3.05

In the event that the amount representing the difference between the respective amounts of the Net Amount of the Group as at the Completion Accounts Date and the Net Amount of the Group as at 31 March 2010, that is “B – A”, where, for the purposes of this Clause 3,

 A  =  the sum equivalent to the Net Amount of the Group as at 31 March 2010

 B  =  the sum equivalent to the Net Amount of the Group as at the Completion Accounts Date

is a negative figure and such figure shall be more than the amount representing 5% of the Base Net Amount, the Consideration shall be adjusted by deducting on a dollar-to-dollar basis for every US$1 of the amount representing such difference in full; and for the avoidance of doubt no adjustment to the Consideration is required under Clauses 3.03, 3.04 and 3.05 in the event the amount representing “B – A” is a positive figure or, in the case of a negative figure, such figure shall not be more than the amount representing 5% of the Base Net Amount.

3.06

In the event:-

(a)

the amount representing “B – A” is a negative figure and an adjustment is required under Clauses 3.03, 3.04 and 3.05 as set out herein, the relevant amount equivalent to such figure shall first be deducted from the Retention Amount in order to set-off such negative figure of the sum representing B – A” so as to bring such sum to zero, and any balance of the Retention Amount after such deduction shall be released and paid by the Purchaser to the Vendor in further part payment of the balance of the Consideration (save and except the amount equivalent to the Guizhou Puxin Claims Retention Amounts for the avoidance of doubt), and if and to the extent that the Retention Amount is insufficient for such set-off purpose, the Vendor shall pay the Purchaser in cash US$1 for every US$1 shortfall; or

(b)

the amount representing “B – A” is zero or a positive figure or (notwithstanding that it is a negative figure) no adjustment is required under Clauses 3.03, 3.04 and 3.05 as set out herein, the Retention Amount shall be released and paid by the Purchaser to the Vendor in further part payment of the Consideration,

Provided that this settlement by reference to the Completion Accounts and the determination of the respective amounts of the Net Amount of the Group as at 31 March 2010 and the Net Amount of the Group as at the Completion Accounts Date and then the amount representing “B – A” pursuant to Clauses 3.03, 3.04, 3.05 and 3.06 shall take place within 10 Business Days of the relevant agreement on the respective amounts of the Net Amount of the Group as at 31 March 2010 and the Net Amount of the Group as at the Completion Accounts Date or at such other time as the Vendor and the Purchaser may agree.

3.07

As soon as practicable following the determination of the Guizhou Puxin No. 1 Claim or the Guizhou Puxin No. 2 Claim (as the case may be) or at such other time as the Vendor and the Purchaser may agree, the Purchaser shall be entitled to deduct and set-off (from time to time if necessary) an amount equivalent to all losses, damages, costs (including legal costs on a full indemnity basis) and expenses suffered or incurred by the Purchaser and/or the Group by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the Guizhou Puxin No. 1 Claim or the Guizhou Puxin No. 2 Claim (as the case may be) from the Guizhou Puxin No. 1 Claim Retention Amount or the Guizhou Puxin No. 2 Claim Retention Amount (as the case may be); and within 30 Business Days after the date of final determination of all the Guizhou Puxin Claims, any balance of the Guizhou Puxin Claims Retention Amounts after such deduction shall be released and paid by the Purchaser to the Vendor in full and final settlement of the balance of the Consideration.  If and to the extent that the Guizhou Puxin No. 1 Claim Retention Amount or the Guizhou Puxin No. 2 Claim Retention Amount (as the case may be) is insufficient for such set-off purpose, the Vendor shall pay the Purchaser in cash US$1 for every US$1 shortfall (from time to time if necessary).

3.08

Unless otherwise provided in this Clause 3, all payment by the Purchaser or the Vendor (as the case may be) pursuant to this Clause 3 shall be made by way of telegraphic transfer to such bank account or bank draft drawn on a licensed bank in Hong Kong in favour of any person as may be designated in writing by the Vendor or the Purchaser (as the case may be) from time to time (unless the parties shall otherwise agree in writing).

3.09

For the purposes of this Agreement, the Consideration shall comprise the followings:

(a)

the purchase price for the Company Indebtedness shall be the dollar-to-dollar equivalent of the amount of the Company Indebtedness; and

(b)

the purchase price for the Sale Share shall be the sum of US$87,000,000 (subject to adjustment (if any) as referred to in Clauses 3.03, 3.04, 3.05, 3.06 and 3.07), and then deducting the purchase price for the Company Indebtedness referred to in Clause 3.09(a).

4.

COMPLETION

4.01

Completion Date

Subject to the other terms of this Agreement, Completion shall take place pursuant to this Clause immediately following the signing of this Agreement or at such other time and/or place as the parties may agree in writing, when all (but not part only) of the businesses set out in Clauses 4.02 and 4.03 shall be transacted.

4.02

Vendor’s obligations

On Completion, the Vendor shall:

(a)

deliver or procure to be delivered to the Purchaser :

(i)

duly completed and signed transfer in respect of the Sale Share or such other documents as may be necessary for the transfer of the Sale Share duly executed by the registered holder thereof in favour of the Purchaser or such other person as it may direct together with the relative share certificate;

(ii)

contract notes recording the sale and purchase of the Sale Share duly executed by the Vendor (who is the beneficial owner of the Sale Share) in favour of the Purchaser and/or such other person as it may direct;

(iii)

the Company Indebtedness Assignment duly executed as at the Completion Date by the Vendor and the Company;

(iv)

such waivers, consents and any other documents as the Purchaser may require to give good title to the Sale Share free from all Encumbrances, equities and other third party rights of any nature whatsoever and to enable the Purchaser and/or its nominee to be registered as the holder of the Sale Share contemplated under this Agreement;

(v)

all the corporate documents, statutory books and records of each of the Company and the Subsidiaries (which shall be written up to but not including the Completion Date), including without limitation the certificate of incorporation, minutes book, statutory books, registers of members, transfers and directors, common seal, company chop, book of certificates, spare copies of the memorandum and articles of association, audited financial statements and all other books of accounts, corporate records and documents of each of the Company and the Subsidiaries;

(vi)

written confirmation from the Vendor that it is not aware of any act, matter or circumstances which is in breach of or inconsistent with any of the Warranties;

(vii)

(unless otherwise agreed between the Vendor and the Purchaser) written resignation of all the directors and the company secretary and the auditors of each of the Company and the Subsidiaries nominated by the Vendor taking immediate effect after the appointment of the persons nominated by the Purchaser (in the case of the directors and the company secretary) duly executed by the respective persons confirming that they have no claim or right of action against the Company and the Subsidiaries (as the case may be) for any remuneration or compensation for loss of office, termination of employment or otherwise and that they waive all their claims and rights (if they have any) against the Company and the Subsidiaries (as the case may be);

(viii)

(unless otherwise agreed between the Vendor and the Purchaser) a letter of authorization to the registered agent of the Company duly signed by the existing administrator of the Company in connection with the change of the administrator with immediate effect to the person nominated by the Purchaser;

(ix)

the Permits and other documents with respect to the Target Mines;

(x)

evidence that all guarantees given by the Company and/or any of the Subsidiaries in favour of third parties in respect of the performance of the obligations of the Vendor or any other person not being a member of the Group have been released;

(xi)

certified copy of the board resolutions and shareholders’ resolutions of the Vendor approving this Agreement and the transactions hereby contemplated;

(xii)

a cashier order or a solicitors’ cheque for payment of the Vendor’s share of the stamp duty payable on the transfer of the Sale Share (where applicable);

(b)

cause a board meeting of the Company to be held at which the Directors shall (inter alia):

(i)

approve the transfer to the Purchaser or its nominee and its registration as member of the Company in respect of the Sale Share (subject to production of duly stamped transfer where applicable) and the issue of the relative certificate;

(ii)

(unless otherwise agreed between the Vendor and the Purchaser) revoke all existing mandates for the operation of all bank accounts of the Company if so required by the Purchaser and issue new mandates giving authority to persons nominated by the Purchaser;

(iii)

(unless otherwise agreed between the Vendor and the Purchaser) change the registered office of the Company to such place as is nominated by the Purchaser;

(iv)

approve and authorise the execution by the Company of the Company Indebtedness Assignment; and

(v)

(unless otherwise agreed between the Vendor and the Purchaser) appoint such persons as the Purchaser may nominate to be validly appointed as additional Directors and the company secretary and upon such appointment forthwith cause all the Directors and the company secretary nominated by the Vendor to resign from their respective offices without any claim for compensation in connection with such resignation against the Company;

(c)

procure that immediately following the board meeting referred to in Clause 4.02(b) such meetings of the boards of directors of the Subsidiaries as the Purchaser shall require are convened to deal with such of the matters referred to in Clause 4.02(b) as the Purchaser shall require;

(d)

cause all property and assets of the Company and any of the Subsidiaries remaining on sites controlled by the Vendor to be delivered on or immediately following Completion to the premises of the Company or otherwise as the Vendor and the Purchaser may agree.

4.03

Purchaser’s obligations

On Completion, the Purchaser shall:

(a)

pay the part payment of the Consideration to the Vendor pursuant to Clause 3.02(a);

(b)

deliver to the Vendor certified copy of the board resolutions of the Purchaser approving this Agreement and the transactions hereby contemplated.

4.04

Obligation to complete

The Purchaser shall not be obliged to complete the purchase of any of the Sale Share and/or the Company Indebtedness unless the purchase of all the Sale Share and the Company Indebtedness is completed in accordance with this Agreement.  Without prejudice to any other remedies available to the Purchaser, if in any respect the provisions of Clause 4.02 are not complied with by the Vendor on Completion the Purchaser may:

(a)

defer Completion to a date not more than 14 days after the Completion Date (and so that the provisions of this Clause 4.04 shall apply to Completion as so deferred); or

(b)

proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

(c)

rescind this Agreement without prejudice to any other remedy it may have.

4.05

Further assurance

The Vendor hereby irrevocably undertakes to the Purchaser to procure at its own expense the due execution of all such further documents as are necessary to vest in the

Purchaser or the Group all such property and rights as are intended to be vested in each of them by or pursuant to this Agreement.

4.06

Right of rescission

Without prejudice to any other right or remedy available to the Purchaser, the Purchaser shall be entitled to rescind this Agreement by notice in writing to the Vendor if prior to Completion it appears that any of the Warranties is not or was not true and accurate in all material respects or if any act or event occurs which, had it occurred on or before the date of this Agreement, would have constituted a breach of any of the Warranties or if there is any non-fulfilment of any of the Warranties which (being capable of remedy) is not remedied prior to Completion.

4.07

Purchaser’s failure to complete

If the Purchaser shall fail to complete the purchase in accordance with the terms and conditions of this Agreement (otherwise than due to the default of the Vendor), then the Vendor shall be entitled to rescind this Agreement by notice in writing to the Purchaser without prejudice to any other right or remedy available to the Vendor.

4.08

Vendor’s failure to complete

If the Vendor shall (otherwise than due to the default of the Purchaser) fail to complete the sale in accordance with the terms and conditions of this Agreement, then the Purchaser shall be entitled to rescind this Agreement by notice in writing to the Vendor without prejudice to any other right or remedy available to the Purchaser.

5.

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.01

Warranties

(a)

The Vendor hereby represents, warrants and undertakes to the Purchaser (to the intent that the provisions of this Clause shall continue to have full force and effect notwithstanding Completion) in the terms set out in Schedule 2.

(b)

The Vendor acknowledges that the Purchaser is entering into this Agreement in reliance upon representations in the terms of the Warranties made by the Vendor with the intention of inducing the Purchaser to enter into this Agreement and that accordingly the Purchaser has been induced to enter into this Agreement.

(c)

The Vendor hereby represents and warrants to the Purchaser that the Warranties made by the Vendor are true and accurate in all material respects upon the signing of this Agreement and will continue to be true and accurate in all material respects and shall be deemed to be repeated each day thereafter until immediately before Completion, in each case, with reference to the facts and circumstances then existing.

5.02

Warranties to be independent

Each of the Warranties shall be construed as a separate and independent warranty and, save where expressly provided to the contrary, shall not be limited or restricted by reference to or inference from the terms of this Agreement or any other Warranty.

5.03

Pending Completion

The Vendor hereby undertakes that it will procure that (save only as may be necessary to give effect to this Agreement) neither it nor the Group shall do, allow or procure any act or omission in the period up to and including Completion which would constitute a breach of or would be inconsistent with any of the Warranties or which would make any of the Warranties inaccurate or misleading.

5.04

Disclosure

The Vendor hereby undertakes to disclose promptly to the Purchaser in writing immediately upon becoming aware of the same any matter event or circumstance (including any omission to act) which may become known to it after the date of this Agreement and before Completion which constitutes a breach of or is inconsistent with any of the Warranties or which may make any of the Warranties inaccurate or misleading.

5.05

Remaining in force

The Purchaser has entered into this Agreement upon the basis of the Warranties and the same together with any provision of this Agreement which shall not have been fully performed at Completion shall remain in force notwithstanding that Completion shall have taken place.

5.06

Knowledge and waiver

(a)

The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by Completion, by any investigation made by or on behalf of the Purchaser into the affairs of the Company and the Subsidiaries, by any information of which the Purchaser has actual or constructive knowledge, by the Purchaser rescinding or failing to rescind this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter, except a specific and duly authorised written waiver or release and no single partial exercise of any right or remedy shall preclude any further or other exercise.

(b)

The Vendor hereby agrees with the Purchaser to waive any right which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Company or any of the Subsidiaries or its officers, employees or advisers in enabling the Vendor to give the Warranties.

6.

INDEMNITY

6.01

General indemnity

In addition to the rights of the Purchaser at common law in respect of any breach of any of the Warranties and notwithstanding whether all or any of the transactions contemplated by this Agreement shall have been completed, the Vendor covenants with the Purchaser to indemnify and will keep indemnified and save harmless the Purchaser (for itself and as trustee for the Company and the Subsidiaries) and its assigns from and against any and all losses, claims, damages (including interest, penalties, fines and monetary sanctions), liabilities and costs incurred or suffered by the Purchaser by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any Warranty or covenant or the inaccuracy of any representation of the Vendor contained or referred to in this Agreement or in any agreement, instrument or document delivered by or on behalf of the Vendor in connection therewith provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies available to the Purchaser.

6.02

Tax indemnity

In Clause 6, unless the context otherwise requires:

(a)

“event” includes (without limitation) any omission, event, action or transaction whether or not any of the Company or the Subsidiaries is a party thereto, the death of any person, a change in the residence of any person for any Tax purpose, a failure to make sufficient dividend payments to avoid an apportionment or deemed distribution of income and the entering into and Completion of this Agreement and references to the result of events on or before Completion shall include the combined result of two or more events one or more of which shall have taken place on or before Completion;

(b)

“relief” includes (without limitation) any relief, allowance, credit, set off, deduction or exemption for any Tax purpose;

(c)

reference to income or profits or gains earned, accrued or received shall include income or profits or gains deemed to have been or treated as or regarded as earned, accrued or received for the purposes of any legislation;

(d)

reference to any Tax liability shall include not only any liability to make actual payments of or in respect of Tax but shall also include:

(i)

the loss or reduction in the amount of, or the setting off against income, profits or gains, or against any Tax liability, any relief which would (were it not for the said loss, reduction or setting off) have been available to any of the Company and the Subsidiaries;

(ii)

the loss or reduction in the amount of, or the setting off against any Tax liability, a right to repayment of Tax; and

(iii)

the loss or reduction in the amount of, or the setting off against income, profits or gains earned, accrued or received on or before Completion,

or against any Tax liability of, any relief which is not available before Completion but which arises in respect of an event occurring after Completion in circumstances where, but for such loss, reduction or setting off, any of the Company and the Subsidiaries would have had a Tax liability in respect of which the Purchaser would have been able to make a claim under Clauses 6.02 to 6.04;

(iv)

and in such a case the amount of Tax which could otherwise be saved or relieved, by the relief so lost, reduced or set off (calculated by reference to the rates of Tax in force at the date of this Agreement) or the amount of repayment which would otherwise have been obtained shall be treated as the amount of a Tax liability which has arisen;

(e)

reference to a payment in respect of Tax includes (without limitation) a payment for the surrender of losses or other amounts by way of group relief or for the surrender or transfer of any other relief, a repayment of any such payment and a payment by way of reimbursement, recharge, indemnity or damages.

6.03

The Vendor hereby covenants with and undertakes to pay on demand to the Purchaser and its assigns (for itself and as trustee for the Company and the Subsidiaries) a sum equivalent to the amount of:

(a)

any Tax liability of any of the Company and the Subsidiaries resulting from or by reference to any income, profits or gains earned accrued or received on or before Completion or any event on or before Completion whether alone or in conjunction with other circumstances and whether or not such Tax is chargeable against or attributable to any other person; and

(b)

any Tax liability of any of the Company and the Subsidiaries which is regarded as such pursuant to the provisions of Clause 6.02(d); and

(c)

any Tax liability of any of the Company and the Subsidiaries that arises after Completion as a result of an act, omission or transaction by a person other than any of the Company and the Subsidiaries and which liability to Tax falls upon any of the Company and the Subsidiaries as a result of its having been in the same group for Tax purposes as that person at any time before Completion; and

(d)

any Tax liability of any of the Company and the Subsidiaries that would not have been payable had there been no breach of any of the Warranties and which is not the subject of the covenants above; and

(e)

all costs and expenses which are incurred by the Purchaser or any of the Company and the Subsidiaries in connection with any of the matters referred to in Clauses 6.02 to 6.04 or in taking or defending any action under the covenants contained in Clauses 6.02 to 6.04 (including, without prejudice to the generality of the foregoing, all legal and other professional fees and disbursements).

6.04

Notwithstanding Completion, the Vendor shall give all such assistance and provide all such information as the Purchaser shall reasonably request from time to time for the purpose of enabling the Purchaser to make returns and provide information as required to any Tax authority and to negotiate any liability to Tax.

6.05

The indemnity contained in Clauses 6.02 to 6.04 does not cover any claim in respect of Taxation:

(a)

to the extent that provision or reserve in respect thereof has been made for such Taxation in the Completion Accounts; or

(b)

which would not have arisen except wholly as a result of a voluntary act or transaction or series of transactions carried out, or omission, by the Purchaser (or persons deriving title from it) or any of the Company and the Subsidiaries (other than pursuant to a legally binding commitment created on or before Completion) after Completion otherwise than in the ordinary course of its business; or

(c)

to the extent that such claim arises or is incurred as a result of the imposition of Taxation as a consequence of any retrospective change in the law or practice coming into force after Completion or to the extent such claim arises or is increased by an increase in rates of Taxation after Completion with retrospective effect.

7.

FURTHER OBLIGATIONS

7.01

Guizhou Puxin Claims

The Vendor has disclosed to the Purchaser that as at the date of this Agreement, Guizhou Puxin has been involved in 2 legal actions in the PRC comprising the Guizhou Puxin Claims which are still outstanding, namely, the Guizhou Puxin No. 1 Claim and the Guizhou Puxin No. 2 Claim, further information and particulars of which are set out in Paragraph 12(B) of Schedule 2.  The Vendor hereby expressly agrees and undertakes with the Purchaser that notwithstanding Completion, it will, if so requested by the Purchaser, assist the Purchaser in every respects, including without limitation doing all such acts and signing all such documents, as may be reasonably required by the Purchaser for the purpose of or in connection with defending or settling any Guizhou Puxin Claims; and provided that for the purposes of or in connection with any of the matters referred to in this Clause 7.01, the Purchaser shall have the right to conduct and control (and where necessary through solicitors, accountants or other professional advisers or other agents or representatives) any Guizhou Puxin Claims, and shall have the right to compromise or settle any Guizhou Puxin Claims with any third parties as the Purchaser shall in its absolute discretion think fit.  The Purchaser hereby agrees to keep the Vendor reasonably informed of any actions taken in connection with any Guizhou Puxin Claims as may be reasonably requested by the Vendor from time to time, and without prejudice to the provisions contained in Clause 3.07, the Vendor hereby agrees and undertakes to fully indemnify the Purchaser and/or the Group and their respective officers, directors, employees, agents and representatives and will keep each of them fully indemnified from and against all losses, damages, costs (including legal costs on a full indemnity basis) and expenses suffered or incurred by the Purchaser and/or the Group by reason of, resulting from, in connection with, or arising in any manner whatsoever out of any Guizhou Puxin Claims.  A certificate in writing of all losses, damages, costs (including legal costs on a full indemnity basis) and expenses suffered or incurred by the Purchaser and/or the Group and their respective officers, directors, employees, agents and representatives by reason of, resulting from, in connection with, or arising in any manner whatsoever out of any or all the Guizhou Puxin Claims duly signed by a director of the Purchaser shall, in the absence of manifest errors, be final and binding on the Vendor and the Purchaser.

7.02

Survival

The provisions of this Clause 7 shall survive Completion.

8.

COSTS

8.01

Each party to this Agreement shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made unless otherwise provided herein.

8.02

Stamp duty in respect of the transfer of the Sale Share (where applicable) shall be paid equally by the Vendor and the Purchaser and the Vendor shall pay the Purchaser one half of the total stamp duty (where applicable) at Completion and one half of any additional stamp duty assessed to be payable in respect of the transfer of the Sale Share after Completion.

9.

PROVISIONS RELATING TO THIS AGREEMENT

9.01

Assignment

This Agreement shall be binding upon and enure to the benefit of each party’s successors and permitted assigns but, except as expressly provided herein, no party shall assign or transfer all or any of its rights or obligations hereunder without the prior written consent of the other parties.

9.02

Whole agreement

This Agreement (together with any documents referred to herein) sets out the entire agreement and understanding between the parties in relation to the transactions hereby contemplated, and supersedes all previous agreements, arrangements and understandings between them with regard to such transactions and neither party is entering into this Agreement or any of the arrangement contemplated hereby in reliance upon any representation or warranty not expressly set out in this Agreement.  No provision of this Agreement may be amended or modified otherwise than by the express written agreement of the parties hereto.

9.03

Agreement survives Completion

The Warranties and all other provisions of this Agreement, insofar as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

9.04

Further assurance

Each party shall do and execute or procure to be done and executed all such further acts, deeds, things and documents within its power as may be necessary to give effect to the transactions contemplated by this Agreement.

9.05

Invalidity

In the event that any provision of this Agreement is held to be unenforceable, illegal or invalid by any court of competent jurisdiction, the validity, legality or enforceability of the remaining provisions shall not be affected nor shall any subsequent application of such provisions be affected.  In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

9.06

Counterparts

This Agreement may be executed in any number of counterparts or duplicates each of which shall be an original but such counterparts or duplicates shall together constitute one and the same instrument. A party may execute this Agreement on a counterpart and deliver its signature and seal by facsimile or email or other electronic means acceptable to the parties.

9.07

Time of essence

Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may be substituted by agreement in writing between or on behalf of the parties hereto.

9.08

No waiver

No failure or delay by either party hereto in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  Without limiting the foregoing, no waiver by either party hereto of any breach by the other party of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.  The rights and remedies of the parties herein provided are cumulative and not exclusive of any rights and remedies provided by law.

9.09

Confidentiality

Other than such disclosure as may be required by law, NASDAQ, the United States Securities and Exchange Commission, any stock exchange or other competent authority having jurisdiction over the Purchaser or its holding company, or save for the performance of any obligations under this Agreement or in relation to information coming into the public domain otherwise than by breach on the part of the disclosing party of its confidentiality obligations under this Agreement, none of the parties hereto shall make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other parties (save disclosure to their respective professional advisers under a duty of confidentiality) without the prior written consent of the other party.

10.

NOTICES

10.01

Any notice required to be given under this Agreement shall be sufficiently given if delivered personally or forwarded by registered post or sent by facsimile transmission to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by 5 days prior written notice specified to the other party:

To: the Vendor	:	54-55/F, International Business Center, 168 Fuhua Third Road, Futian District, Shenzhen, Guangdong 518048, PRC
Fax Number	:	(86) (755) 8299 1769
Attention	:	Mr. Li Feilie

To: the Purchaser	:	Room 2205, 22/F, Shun Tak Centre, West Tower, 200 Connaught Road Central, Hong Kong
Fax Number	:	(852) 2810 6963
Attention	:	the Board of Directors

10.02

Any notice delivered personally shall be deemed to have been served at the time of delivery.  Any notice sent by pre-paid registered post shall be deemed to have been served 3 Business Days after the time at which it was posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and posted by prepaid registered letter post and notices sent by facsimile transmission shall be deemed to have been served upon transmission.

11.

LAW AND JURISDICTION

11.01

Law

This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

11.02

Jurisdiction

In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement (“proceedings”), each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in any inconvenient forum.

11.03

Submissions not exclusive

The submissions by the parties referred to in Clause 11.02 shall not affect the right of any party to take proceedings in any other jurisdiction nor shall the taking of proceedings in any jurisdiction preclude any party from taking proceedings in any other jurisdiction.

11.04

Process agent

Each of the following parties hereby irrevocably appoints the person set opposite its name below as its agent to receive on its behalf service of proceedings issued out of the courts of Hong Kong in any action or proceedings arising out of or in connection with this Agreement:

Parties	Names & addresses of agents
the Vendor	Feishang Holdings Limited Room 2205, 22/F, Shun Tak Centre, West Tower, 200 Connaught Road Central, Hong Kong
the Purchaser	Feishang Yongfu Mining Limited Room 2205, 22/F, Shun Tak Centre, West Tower, 200 Connaught Road Central, Hong Kong

AS WITNESS the parties hereto have caused this Agreement to be executed the day and year first above written.

SCHEDULE 1

PART A

THE COMPANY

1.	Name of company	:	WEALTHY YEAR LIMITED
2.	Place of incorporation	:	British Virgin Islands
3.	Date of incorporation	:	6 January 2010
4.	Company number	:	1563989
5.	Registered office	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
6.	Capital structure	:	authorised to issue a maximum of 50,000 shares of a single class each with a par value of US$1.00 and one such share has been issued
7.	Registered shareholder	:	Feishang Group Limited (1 share)
8.	Director	:	Li Feilie
9.	Secretary	:	N/A
10.	Principal activities	:	Investment holding
11.	Subsidiaries	:

(1)

Hong Kong Smartact Limited (香港英策有限公司)

(2)

贵州福源通能源有限公司 (Guizhou Fuyuantong Energy Co., Ltd.)

(3)

贵州浦鑫能源有限公司(Guizhou Puxin Energy Co., Ltd.)

(4)

六枝特区林家岙煤业有限公司 (Liuzhi Lin Jiaou Coal Mining Co., Ltd.)

(5)

纳雍县狗场煤业有限公司 (Nayong Gouchang Coal Mining Co., Ltd.)

(6)

六枝特区新松煤业有限公司 (Liuzhi Xinsong CoalMining Co., Ltd.)

(7)

贵州纳雍县大圆煤业有限公司 (Guizhou Nayong Dayuan Coal Mining Co., Ltd.)

(8)

金沙县白坪矿业有限公司(Jinsha Baiping Mining Co., Ltd.)

PART B

 SMARTACT

1.	Name of company	:	HONG KONG SMARTACT LIMITED (香港英策有限公司) (formerly known as FEISHANG PUXIN ENERGY LIMITED (飞尚浦鑫能源有限公司))
2.	Place of incorporation	:	Hong Kong
3.	Date of incorporation	:	25 January 2010
4.	Company number	:	1415214
5.	Registered office	:	Room 2205, 22/F, Shun Tak Centre, West Tower, 200 Connaught Road Central, Hong Kong
6.	Capital structure	:	Authorised share capital – HK$1,000,000 divided into 1,000,000 shares of HK$1.00 each Issued share capital – HK$1.00 comprising one share of HK$1.00
7.	Registered shareholder	:	Wealthy Year Limited (1 share)
8.	Directors	:	(1) Wong Wah On Edward (2) Li Feilie
9.	Secretary	:	Anka Consultants Limited
10.	Principal activities	:	Investment holding
11.	Subsidiaries	:

(1)

贵州福源通能源有限公司 (Guizhou Fuyuantong Energy Co., Ltd.)

(2)

贵州浦鑫能源有限公司(Guizhou Puxin Energy Co., Ltd.)

(3)

六枝特区林家岙煤业有限公司 (Liuzhi Lin Jiaou Coal Mining Co., Ltd.)

(4)

纳雍县狗场煤业有限公司 (Nayong Gouchang Coal Mining Co., Ltd.)

(5)

六枝特区新松煤业有限公司 (Liuzhi Xinsong Coal Mining Co., Ltd.)

(6)

贵州纳雍县大圆煤业有限公司 (Guizhou Nayong Dayuan Coal Mining Co., Ltd.)

(7)

金沙县白坪矿业有限公司(Jinsha Baiping Mining Co., Ltd.)

PART C

GUIZHOU FUYUANTONG

1.	Name of company	:	贵州福源通能源有限公司 (Guizhou Fuyuantong Energy Co., Ltd.)
2.	Place of incorporation	:	the PRC
3.	Date of incorporation	:	10 March 2010
4.	Business Registration Certificate No.	:	520100000025165
5.	Validity of Business Registration Certificate	:	long term (长期)
6.	Registered address	:	1 Huangshan Chong Road, Yunyan District, Guiyang City, Guizhou Province, the PRC (中国贵州省贵阳市云岩区黄山冲路１号)
7.	Registered capital (注册资本)	:	RMB10,000,000
8.	Paid-up capital (实收资本)	:	RMB10,000,000
9.	Investment amount (投资金额)	:	RMB10,000,000
10.	Shareholder	:	Hong Kong Smartact Limited (香港英策有限公司) (100%)
11.	Legal representative	:	Ren Xiaogang（任小刚）
12.	Directors	:	Ren Xiaogang（任小刚）
13.	Principal activities	:

Energy technology development service; sales: construction materials, hardware & electric materials, coke, limestone, mining machinery and other permitted business （能源技术开发业务；销售：建材、五金交电、焦炭、石灰石、矿石机械设备、许可经营项目）

14.	Subsidiaries	:

(1)

贵州浦鑫能源有限公司(Guizhou Puxin Energy Co., Ltd.)

(2)

六枝特区林家岙煤业有限公司 (Liuzhi Lin Jiaou Coal Mining Co., Ltd.)

(3)

纳雍县狗场煤业有限公司 (Nayong Gouchang Coal Mining Co., Ltd.)

(4)

六枝特区新松煤业有限公司 (Liuzhi Xinsong Coal Mining Co., Ltd.)

(5)

贵州纳雍县大圆煤业有限公司 (Guizhou Nayong Dayuan Coal Mining Co., Ltd.)

(6)

金沙县白坪矿业有限公司(Jinsha Baiping Mining Co., Ltd.)

PART D

GUIZHOU PUXIN

1.	Name of company	:	贵州浦鑫能源有限公司 (GUIZHOU PUXIN ENERGY CO., LTD.)
2.	Place of incorporation	:	the PRC
3.	Date of incorporation	:	15 January 2009
4.	Business Registration Certificate No.	:	520100000001283
5.	Validity of Business Registration Certificate	:	long term (长期)
6.	Registered address	:	29/F, Zhenhua Science & Technology Building, 1 Yan'an Road, Guiyang City, Guizhou Province, the PRC (中国贵州省贵阳市云岩区延安中路１号振华科技大厦２９层)
7.	Registered capital (注册资本)	:	RMB150,000,000
8.	Paid-up capital (实收资本)	:	RMB150,000,000
9.	Investment amount (投资金额)	:	N/A
10.	Shareholders	:	贵州福源通能源有限公司 (Guizhou Fuyuantong Energy Co., Ltd.) (100%)
11.	Legal representative	:	Ren Xiaogang（任小刚）
12.	Directors	:	Ren Xiaogang（任小刚）

13.	Principal activities	:

Energy technology development service; sales: construction materials, hardware & electric materials, coke, limestone, non-ferrous metal, ferrous metal raw materials and products, mining machinery, mining products (subject to relevant permit required), mining exploration (to be carried on by its branch with permits) （能源技术开发服务；销售：建材、五金交电、焦炭、石灰石、有色金属、黑色金属原材料及产品、矿山机械设备、矿产品（需前置许可的项目除外）；矿产资源勘探（在取得许可证的分支机构经营））

14.	Subsidiaries	:

(1)

六枝特区林家岙煤业有限公司 (Liuzhi Lin Jiaou Coal Mining Co., Ltd.)

(2)

纳雍县狗场煤业有限公司 (Nayong Gouchang Coal Mining Co., Ltd.)

(3)

六枝特区新松煤业有限公司 (Liuzhi Xinsong Coal Mining Co., Ltd.)

(4)

贵州纳雍县大圆煤业有限公司 (Guizhou Nayong Dayuan Coal Mining Co., Ltd.)

(5)

金沙县白坪矿业有限公司(Jinsha Baiping Mining Co., Ltd.)

PART E

SUB-PART (1)

LIUZHI LIN JIAOU

1.	Name of company	:	六枝特区林家岙煤业有限公司 (LIUZHI LIN JIAOU COAL MINING CO., LTD.)
2.	Place of incorporation	:	the PRC
3.	Date of incorporation	:	22 November 2001
4.	Business Registration Certificate No.	:	520000000003203
5.	Validity of Business Registration Certificate	:	long term (长期)
6.	Registered address	:	Tianba Village, Xinhua Town, Liuzhi Special Region, Guizhou Province, the PRC (中国贵州省六枝特区新华乡田坝村)
7.	Registered capital (注册资本)	:	RMB30,600,000
8.	Paid-up capital (实收资本)	:	RMB30,600,000
9.	Investment amount (投资金额)	:	N/A
10.	Shareholders	:	(1) 贵州浦鑫能源有限公司(Guizhou Puxin Energy Co., Ltd.) (99%) (2) Zheng Shengjian（郑圣健） (1%)
11.	Legal representative	:	Zheng Shengjian（郑圣健）
12.	Directors	:	Yi Guangjing（易光景）
13.	Principal activities	:	Mining and sales of coal (production and business activities to be carried on within the validity period of permit) （煤炭的开采及销售（在许可证有效期内从事生产经营活动））
14.	Subsidiaries	:	Nil

PART E

SUB-PART (2)

NAYONG GOUCHANG

1.	Name of company	:	纳雍县狗场煤业有限公司 (NAYONG GOUCHANG COAL MINING CO., LTD.)
2.	Place of incorporation	:	the PRC
3.	Date of incorporation	:	2 July 2007
4.	Business Registration Certificate No.	:	520000000023520
5.	Validity of Business Registration Certificate	:	long term (长期)
6.	Registered address	:	Gaochang Village, Kunzhai Town, Nayong County, Guizhou Province, the PRC (中国贵州省纳庸县昆寨乡狗场村)
7.	Registered capital (注册资本)	:	RMB40,000,000
8.	Paid-up capital (实收资本)	:	RMB40,000,000
9.	Investment amount (投资金额)	:	N/A
10.	Shareholders	:	(1) 贵州浦鑫能源有限公司(Guizhou Puxin Energy Co., Ltd.) (99%) (2) Huang Bin（黄斌） (1%)
11.	Legal representative	:	Huang Bin（黄斌）
12.	Directors	:	Huang Bin（黄斌）
13.	Principal activities	:	Mining and sales of coal (only for preparation and construction purpose, and not for production and business activities) （煤炭的开采及销售（凭供筹建使用，不得从事生产经营活动））
14.	Subsidiaries	:	Nil

PART E

SUB-PART (3)

LIUZHI XINSONG

1.	Name of company	:	六枝特区新松煤业有限公司 (LIUZHI XINSONG COAL MINING CO., LTD.)
2.	Place of incorporation	:	the PRC
3.	Date of incorporation	:	27 July 2004
4.	Business Registration Certificate No.	:	520000000003633
5.	Validity of Business Registration Certificate	:	long term (长期)
6.	Registered address	:	Tianba Village, Xinhua Town, Liuzhi Special Region, Guizhou Province, the PRC (中国贵州省六枝特区新华乡田坝村)
7.	Registered capital (注册资本)	:	RMB60,000,000
8.	Paid-up capital (实收资本)	:	RMB60,000,000
9.	Investment amount (投资金额)	:	N/A
10.	Shareholders	:	(1) 贵州浦鑫能源有限公司(Guizhou Puxin Energy Co., Ltd.) (99%) (2) Cai Songqing（蔡松青） (1%)
11.	Legal representative	:	Cai Songqing（蔡松青）
12.	Directors	:	Yi Guangjing（易光景）
13.	Principal activities	:	Mining and sales of coal (production and business activities to be carried on within the validity period of permit) （煤炭的开采及销售（在许可证有效期内从事生产经营活动））
14.	Subsidiaries	:	Nil

PART E

SUB-PART (4)

NAYONG DAYUAN

1.	Name of company	:	贵州纳雍县大圆煤业有限公司 (GUIZHOU NAYONG DAYUAN COAL MINING CO., LTD.)
2.	Place of incorporation	:	the PRC
3.	Date of incorporation	:	1 July 2001
4.	Business Registration Certificate No.	:	520000000002671
5.	Validity of Business Registration Certificate	:	long term (长期)
6.	Registered address	:	Pingdong Village, Xinfang Town, Nayong County, Guizhou Province, the PRC (中国贵州省纳庸县新房乡平硐村)
7.	Registered capital (注册资本)	:	RMB46,000,000
8.	Paid-up capital (实收资本)	:	RMB46,000,000
9.	Investment amount (投资金额)	:	N/A
10.	Shareholders	:	(1) 贵州浦鑫能源有限公司(Guizhou Puxin Energy Co., Ltd.) (99%) (2) Li Shenggen（李生根）(1%)
11.	Legal representative	:	Li Shenggen（李生根）
12.	Directors	:	Yi Guangjing（易光景）
13.	Principal activities	:	Mining and sales of coal (business activities subject to relevant permit) （煤炭的开采及销售（凭相关许可证从事经营活动））
14.	Subsidiaries	:	Nil

PART E

SUB-PART (5)

JINSHA BAIPING

1.	Name of company	:	金沙县白坪矿业有限公司(JINSHA BAIPING MINING CO., LTD.)
2.	Place of incorporation	:	the PRC
3.	Date of incorporation	:	16 April 2004
4.	Business Registration Certificate No.	:	520000000006762
5.	Validity of Business Registration Certificate	:	long term (长期)
6.	Registered address	:	Jinfeng Village, Gaoping Town, Jinsha County, Guizhou Province, the PRC (中国贵州省金沙县高坪乡金凤村)
7.	Registered capital (注册资本)	:	RMB58,000,000
8.	Paid-up capital (实收资本)	:	RMB58,000,000
9.	Investment amount (投资金额)	:	N/A
10.	Shareholders	:	(1) 贵州浦鑫能源有限公司(Guizhou Puxin Energy Co., Ltd.) (70%) (2) Li Liangbo（李良波）(30%)
11.	Legal representative	:	Li Liangbo（李良波）
12.	Directors	:	(1) Zhu Yinqiu（朱荫秋） (2) Wu Yuqing（吴裕庆） (3) Jia Zhigang（贾志刚） (4) Rao Di（饶迪）

13.	Principal activities	:	Mining and sales of coal (only for preparation and construction purpose, and not for production and business activities) （煤炭的开采及销售（仅供筹建使用，不得从事生产经营活动））
14.	Subsidiaries	:	Nil

SCHEDULE 2

WARRANTIES

1.

INTERPRETATION

In this Schedule 2 where the context permits:-

All references in this Schedule 2 to the Company shall, other than those in Paragraphs 4(A), 4(B) and 4(C), to the fullest extent permissible by the context in which such references appear, be read and construed as a reference to each of the Company and the Subsidiaries.

2.

INFORMATION

Disclosures

(A)

The facts and information relating to the Group set out in the Recitals, this Agreement and the Schedules and all documents attached hereto are true and accurate in all respects. All information which has been provided to the Purchaser or its representatives or professional advisers by the Vendor or by any directors, officers or employees of the Company or by their respective professional advisers or agents was when given and is now true and accurate in all respects. There is no fact or matter which has not been disclosed which renders any such information untrue, inaccurate or misleading.

(B)

The information relating to the Group disclosed to the Purchaser or its representatives or professional advisers by the Vendor or by any directors, officers or employees of the Company or by their respective professional advisers or agents regarding the current business and prospects of the Company comprises all information which is material for the reasonable assessment of the financial, trading and other prospects of the Group.

3.

COMPLIANCE AND ABILITY TO SELL

(A)

Constitution of the Company

The copies of the memorandum and articles of association and other constitutional documents of the Company supplied to the Purchaser are true, complete and accurate in all respects and have incorporated in or attached to them a copy of every such resolution, document and agreement required by law to be attached to them and the Company has at all times carried on its business and affairs in all respects in accordance with its memorandum and articles of association and other constitutional documents and all such resolutions, documents and agreements.

(B)

Statutory compliance

The Company has been duly incorporated as a limited liability company under the laws of the place of its incorporation and is validly existing and in good standing and has full legal right, power and authority to carry on the business presently carried on by it and to own the assets used in connection therewith. The Company has complied with the provisions of all applicable laws, regulations (and all orders notices and directions made thereunder) and all applicable codes or practices. All returns, particulars, resolutions and other documents required to be filed with or delivered to the registrar of companies or to any other authority whatsoever by the Company have been correctly and properly prepared and so filed or delivered. The register of members and all other statutory books and records of the Company have been properly kept and written up-to-date and contain a true, accurate and complete record of all the matters which should be dealt with therein. The Company has applied for and has been granted all licences, permits and consents to carry on its existing business in the relevant jurisdiction and all licences, permits and consents are valid and subsisting and the Vendor is not aware of any circumstances which may lead to a revocation or suspension (on temporary or permanent basis) of such licences, permits and consents.

(C)

Power to sell

(i)

The Vendor has full legal right and power and authority to enter into, execute, deliver and perform this Agreement and the other agreements contemplated herein to which it is a party; the entering into, execution, delivery and performance by the Vendor of this Agreement and the other agreements contemplated herein to which it is a party have been duly authorised on the part of the Vendor; and this Agreement and the other agreements contemplated herein to which it is a party will, when executed, constitute legal, valid and binding obligations of the Vendor, enforceable against it in accordance with their respective terms.

(ii)

The entering into, execution, delivery and performance by the Vendor of this Agreement and the other agreements contemplated herein to which it is a party and the consummation of the transactions contemplated hereby or thereby do not and will not, directly or indirectly:

(a)

contravene any provisions of the memorandum and articles of association or other constitutional documents of the Vendor; and

(b)

violate or conflict with any law or order applicable to the Vendor or any of its businesses or properties.

(iii)

The Vendor shall be entitled to sell and transfer the full legal and beneficial ownership of the Sale Share beneficially owned by it to the Purchaser or its nominee free from Encumbrance at Completion.

4.

CAPITAL STRUCTURE

(A)

Capital of the Company

(i)

The Sale Share constitutes 100% of the share in the share capital of the Company issued by the Company and is fully paid up. There is no Encumbrance or other form of agreement on, over or affecting the Sale Share or any unissued shares, debentures or other securities of the Company and there is no agreement or commitment to give or create any of the foregoing, no claim has been made by any person to be entitled to any of the foregoing, and no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of the Company under any of the foregoing.

(ii)

The Company has no, and has never had, any subsidiary or shares in any company other than the 100% issued share capital of Smartact which is beneficially owned by the Company and is fully paid up (and in Guizhou Fuyuantong, Guizhou Puxin, Liuzhi Lin Jiaou, Nayong Gouchang, Liuzhi Xinsong, Nayong Dayuan and Jinsha Baiping as set out herein). There is no Encumbrance or other form of agreement on, over or affecting such issued shares or any unissued shares, debentures or other securities of Smartact and there is no agreement or commitment to give or create any of the foregoing, and no claim has been made by any person to be entitled to any of the foregoing, and no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of Smartact under any of the foregoing.

(iii)

Smartact has no, and has never had, any subsidiary or shares in any company other than the 100% registered capital of Guizhou Fuyuantong which is beneficially owned by Smartact and is fully paid up (and in Guizhou Puxin, Liuzhi Lin Jiaou, Nayong Gouchang, Liuzhi Xinsong, Nayong Dayuan and Jinsha Baiping as set out herein). There is no Encumbrance or other form of agreement on, over or affecting such registered capital or any equity interest, unissued shares, debentures or other securities of Guizhou Fuyuantong and there is no agreement or commitment to give or create any of the foregoing, and no claim has been made by any person to be entitled to any of the foregoing, and no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of Guizhou Fuyuantong under any of the foregoing.

(iv)

Guizhou Fuyuantong has no, and has never had, any subsidiary or shares in any company other than the 100% registered capital of Guizhou Puxin which is beneficially owned by Guizhou Fuyuantong and is fully paid up (and in Liuzhi Lin Jiaou, Nayong Gouchang, Liuzhi Xinsong, Nayong Dayuan and Jinsha Baiping as set out herein). There is no Encumbrance or other form of agreement on, over or affecting such registered capital or any equity interest, unissued shares, debentures or other securities of Guizhou Puxin and there is no agreement or commitment to give or create any of the foregoing, and no claim has been made by any person to be entitled to any of the foregoing, and no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of Guizhou Puxin under any of the foregoing.

(v)

Save as disclosed in connection with the Guizhou Puxin Claims, Guizhou Puxin has no, and has never had, any subsidiary or shares in any company other than: (a) the 99% registered capital of Liuzhi Lin Jiaou, (b) the 99% registered capital of Nayong Gouchang, (c) the 99% registered capital of Liuzhi Xinsong, (d) the 99% registered capital of Nayong Dayuan, and (e) the 70% registered capital of Jinsha Baiping, all of which are beneficially owned by Guizhou Puxin and are fully paid up. There is no Encumbrance or other form of agreement on, over or affecting such registered capital or any equity interest, unissued shares, debentures or other securities of any of Liuzhi Lin Jiaou, Nayong Gouchang, Liuzhi Xinsong, Nayong Dayuan and Jinsha Baiping and there is no agreement or commitment to give or create any of the foregoing, and no claim has been made by any person to be entitled to any of the foregoing, and no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of any of Liuzhi Lin Jiaou, Nayong Gouchang, Liuzhi Xinsong, Nayong Dayuan and Jinsha Baiping under any of the foregoing.

(vi)

The issued share capital or registered capital as the case may be beneficially owned by the Company and each of the Subsidiaries as referred to in Paragraph 4(A)(ii), (iii), (iv) and (v) of this Schedule are herein collectively referred to as the “Subsidiary Shares”.

(B)

Ownership

(i)

The Sale Share is solely legally and beneficially owned by and registered in the name of the Vendor. All rights now attached to the Sale Share are valid, effective, enforceable and subsisting.

(ii)

Save as disclosed in connection with the Guizhou Puxin Claims, all the Subsidiary Shares are solely legally and beneficially owned by and registered in the name of the Company, Smartact, Guizhou Fuyuantong and Guizhou Puxin as the case may be as set out in Part B, Part C, Part D and Part E of Schedule 1 respectively. Save as disclosed in connection with the Guizhou Puxin Claims, all rights now attached to the Subsidiary Shares are valid, effective, enforceable and subsisting.

(C)

Business

(i)

Save for the holding of the 100% issued share capital of Smartact referred to in Paragraph 4(A)(ii) (and in Guizhou Fuyuantong, Guizhou Puxin, Liuzhi Lin Jiaou, Nayong Gouchang, Liuzhi Xinsong, Nayong Dayuan and Jinsha Baiping as set out in Paragraph 4(A)(iii), (iv) and (v)), the Company does not carry and has never carried on any other business or own any other asset and has not entered into any agreement or arrangement to conduct any business or purchase any asset and is not under any obligation in relation to any of the foregoing.

(ii)

Save for the holding of the 100% registered capital of Guizhou Fuyuantong referred to in Paragraph 4(A)(iii) (and in Guizhou Puxin, Liuzhi Lin Jiaou, Nayong Gouchang, Liuzhi Xinsong, Nayong Dayuan and Jinsha Baiping as set out in Paragraph 4(A)(iv) and (v)), Smartact does not carry and has never carried on any other business or own any other asset and has not entered into any agreement or arrangement to conduct any business or purchase any asset and is not under any obligation in relation to any of the foregoing.

(iii)

Save for the holding of the 100% registered capital of Guizhou Puxin referred to in Paragraph 4(A)(iv) (and in Liuzhi Lin Jiaou, Nayong Gouchang, Liuzhi

Xinsong, Nayong Dayuan and Jinsha Baiping as set out in Paragraph 4(A)(v)), Guizhou Fuyuantong does not carry and has never carried on any other business or own any other asset and has not entered into any agreement or arrangement to conduct any business or purchase any asset and is not under any obligation in relation to any of the foregoing.

(iv)

Save as disclosed in connection with the Guizhou Puxin Claims, and save for the holding of: (a) the 99% registered capital of Liuzhi Lin Jiaou, (b) the 99% registered capital of Nayong Gouchang, (c) the 99% registered capital of Liuzhi Xinsong, (d) the 99% registered capital of Nayong Dayuan, and (e) the 70% registered capital of Jinsha Baiping, Guizhou Puxin does not carry and has never carried on any other business or own any other asset and has not entered into any agreement or arrangement to conduct any business or purchase any asset and is not under any obligation in relation to any of the foregoing.

(v)

Save as disclosed in connection with the Guizhou Puxin Claims, and save for the business in connection with the Mining Rights and the holding of the Permits of the Target Mine set against its name in Recital (E), each Mining Subsidiary does not carry and has never carried on any other business or own any other asset and has not entered into any agreement or arrangement to conduct any business or purchase any asset and is not under any obligation in relation to any of the foregoing.

(D)

Reorganisation of share capital

The Company has not at any time:

(i)

repaid, redeemed or purchased or agreed to repay, redeem or purchase any of its registered capital or shares, or otherwise reduced or agreed to reduce its issued registered capital or share capital or any class of it; or

(ii)

capitalised or agreed to capitalise in the form of registered capital, shares, debentures or other securities or in paying up any amounts unpaid on any registered capital, shares, debentures or other securities, any profits or reserves of any class or description or passed or agreed to pass any resolution to do so.

(E)

Connected business

The Company:

(i)

is not and has not agreed to become the holder or beneficial owner of any class of any shares, debentures or other securities of any other company (wherever incorporated) other than as expressly set out in this Agreement;

(ii)

is not and has not agreed to become a subsidiary of any other company or under the control of any group of companies or consortium other than as expressly set out in this Agreement;

(iii)

is not and has never been and has not agreed to become a member of any partnership, joint venture, consortium or other unincorporated association.

5.

ACCOUNTS

(A)

General

Save as disclosed in connection with the Guizhou Puxin Claims, and save as disclosed in the Management Accounts, the Management Accounts:

(i)

were prepared in accordance with the requirements of all relevant laws and generally accepted accounting principles and practices in the United States of America, comply with the relevant applicable legislation and are prepared on a basis consistent with preceding accounting periods of the Company and with the books of account of the Company and are true and accurate in all respects;

(ii)

disclose the assets, liabilities and financial condition of the Company as at the Management Accounts Date and of its profits/loss for the financial year ended on such date;

(iii)

contain full provision or reserve for bad and doubtful debts, burdensome contracts or other obligations, obsolescent or slow moving stocks and for depreciation on fixed assets, which provision or reserve was when made and is now adequate;

(iv)

contain a note of all capital commitments of the Company at the Management Accounts Date, which note was when made and is now adequate, fair and not misleading; and

(v)

contain full provision or reserves (as appropriate) for all applicable Taxation.

(B)

Liabilities

Save as disclosed in connection with the Guizhou Puxin Claims, and save as disclosed in the Management Accounts, as at the Management Accounts Date the Company had no liabilities known, actual or contingent (including contingent liabilities) which were not disclosed, noted or provided for in the Management Accounts.

(C)

Plant and machinery etc.

Save as disclosed in the Management Accounts, all the fixed and loose plant and machinery, equipment, furniture, fittings and vehicles used by the Company as at the Management Accounts Date are reflected in the Management Accounts, were at the Management Accounts Date and (except for such items as have been disposed of or realised by the Company in the ordinary course of business) remain in the absolute beneficial ownership of the Company and are free from any Encumbrance, hire or hire purchase agreement or leasing agreement or agreement for payment on deferred terms.

(D)

Profits/loss

The profits/loss of the Company for the period ended on the Management Accounts Date as shown by the Management Accounts and by any audited accounts of the Company for previous periods delivered to the Purchaser and the trend of profits/loss shown by them have not (except as disclosed in them) been affected to a material extent by inconsistencies of accounting practices, by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than on normal commercial terms or by any other factors rendering such profits/loss for all or any of such periods exceptionally high or low.

(E)

Depreciation

Save as disclosed in the Management Accounts, depreciation of the fixed assets of the Company has been made at the relevant rates prescribed by the relevant Tax authorities and no fixed asset has attributed to it a value exceeding the current market value thereof as at the Management Accounts Date.

(F)

Books of account

Save as disclosed in connection with the Guizhou Puxin Claims, all accounts, books, ledgers, financial and other necessary records of whatsoever kind of the Company (including all invoices and other records required for Tax):-

(i)

have been fully, properly and accurately maintained, are in the possession or access of the Company and contain true and accurate records of all matters including those required to be entered in them by applicable laws and no notice or allegation that any of the same is incorrect or should be rectified has been received from any government authorities having jurisdiction or any other party;

(ii)

do not contain or reflect any material inaccuracies or discrepancies;

(iii)

give and reflect a true and fair view of the matters which ought to appear in them and in particular of the financial, contractual and trading position of the Company and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors and creditors and stock-in-trade; and

(iv)

contain accurate information in accordance with the generally accepted accounting principles in the United States of America relating to all transactions to which the Company has been a party and the Management Accounts do not overstate the value of any asset or understate any liability of the Company as at the Management Accounts Date.

(G)

Completion Accounts

Save as disclosed in connection with the Guizhou Puxin Claims, as at the Completion Accounts Date, the Company will have no liabilities known, actual or contingent (including contingent liabilities) which are not disclosed, noted or provided for in the Completion Accounts or included for the computation of the respective amounts of the Net Amount of the Group as at 31 March 2010 and the Net Amount of the Group as at the Completion Accounts Date in accordance with Clauses 3.03, 3.04, 3.05 and 3.06 of the Agreement.

6.

POST ACCOUNTS DATE EVENTS

Since the Management Accounts Date, the Company, other than as disclosed in connection with the Guizhou Puxin Claims, and as disclosed in the Management Accounts or as contemplated under this Agreement:

(A)

Business

has carried on its business in the ordinary and usual course and without entering into any transaction, assuming any liability or making any payment which is not in the ordinary and usual course of business and without any interruption or alteration in the nature, scope or manner of its business and nothing has been done which would be likely to prejudice the interests of the Purchaser as a purchaser of the Sale Share and the Company Indebtedness;

(B)

Financial position and prospects

has not experienced any deterioration in its financial or trading position or prospects or turnover or suffered any diminution of its assets by the wrongful act of any person and the Company has not had its business, profitability or prospects adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and there are no facts which are likely to give rise to any such effects;

(C)

Assets and liabilities

has not acquired or disposed of or agreed to acquire or dispose of any assets or assumed or incurred or agreed to assume or incur any liabilities (actual or contingent) otherwise than in the ordinary course of business;

(D)

Distributions and loan repayments

has not declared, made or paid any dividend, bonus or other distribution of capital or income (whether a qualifying distribution or otherwise) and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital of the Company has been repaid in whole or in part or has become due or is liable to be declared due by reason of either service of a notice or lapse of time or otherwise howsoever;

(E)

Liability to Tax

has not carried out or entered into any transaction and no other event has occurred in consequence of which (whether alone or together with any one or more transactions or events occurring before, on or after the date of this Agreement) any liability of the Company to Taxation has arisen or will arise (or would have arisen or would or might arise but for the availability of any relief, allowance, deduction or credit) other than profits tax on the actual income (not chargeable gains or deemed income) of the Company arising from transactions entered into in the ordinary course of business;

(F)

Employees

save as already disclosed to the Purchaser in writing, has not made any change to the remuneration, terms of employment, emoluments or pension benefits of any present or former director, officer or employee of the Company to the extent that the amount involved exceeds HK$100,000 or its equivalent in aggregate for the Group per month and has not appointed or employed any additional director, officer or employee whose remuneration shall exceed the sum of HK$600,000 or its equivalent per annum;

(G)

Debts

has not waived or released any debts in whole or in part and has not written off debts in an amount exceeding HK$100,000 or its equivalent in aggregate for the Group in each financial year;

(H)

Contracts

has not entered into contracts involving capital expenditure in an amount exceeding HK$5,000,000 or its equivalent in aggregate for the Group in each financial year;

(I)

Resolutions

(including any class of its members) has not passed any resolution whether in general meeting or otherwise;

(J)

Stock-in-trade

has not purchased stocks in quantities or at prices materially greater than was the practice of the Company prior to the Management Accounts Date nor at prices materially greater than the then market prices thereof;

(K)

Third party rights

has not become aware that any event has occurred which would entitle any third party to terminate any contract or any benefit enjoyed by it or call in any money before the normal due date therefor;

(L)

Creditors

has paid its creditors within the time agreed with such creditors;

(M)

Borrowings

(other than the Company Indebtedness which shall be assigned by the Vendor to the Purchaser upon Completion) has not borrowed or raised any money or taken any financial facility (except such short term borrowings from bankers as are within the amount of any overdraft facility which was available to the Company as at the Management Accounts Date) or since the Management Accounts Date renegotiated or received any notice from any banker that such banker wishes to renegotiate any overdraft facility available to the Company as at the Management Accounts Date.

7.

TRANSACTIONS WITH VENDOR, DIRECTORS AND CONNECTED PERSONS

(A)

Loans and debts

Other than the Company Indebtedness which shall be assigned by the Vendor to the Purchaser upon Completion, and save and except those outstanding loans owing by the Subsidiaries to the Vendor and/or its related parties (full details of which have already been provided and disclosed to the Purchaser) there is not outstanding:

(i)

any indebtedness or other liability (actual or contingent) owing by the Company to the Vendor or any director of the Company or any Connected Person of any of them or owing to the Company by the Vendor or any director of the Company or any Connected Person of any of them; or

(ii)

any guarantee or security for any such indebtedness or liability as aforesaid.

(B)

Contracts and arrangements

(i)

There is not now outstanding, any agreement, arrangement or understanding (whether legally enforceable or not) to which the Company is a party or has an interest and in which the Vendor, or any director of the Company or any Connected Person of any of them is interested whether directly or indirectly, other than as informed to the Purchaser previously.

(ii)

The Company is not a party to nor has its profits or financial position during the last 3 years been affected by any agreement or arrangement which is not entirely of an arm's length nature.

(C)

Intellectual Property

Neither the Vendor nor any director of the Company nor any of their respective Connected Persons either individually, collectively or with any other person are interested in any way whatsoever in any Intellectual Property used and not wholly owned by the Company.

(D)

Benefits

Neither the Vendor nor any director of the Company nor any of their respective Connected Persons is entitled to or has claimed entitlement to any remuneration, compensation or other benefit from the Company.

8.

FINANCE

(A)

Borrowings

(i)

Other than the Company Indebtedness which shall be assigned by the Vendor to the Purchaser upon Completion, and save and except those outstanding loans owing by the Subsidiaries to the Vendor and/or its related parties (full details of which have already been provided and disclosed to the Purchaser) the Company does not have any borrowings other than in the ordinary course of its business which shall be repaid and settled in full by the Company on or before Completion or provided for in the Completion Accounts (as the case may be).

(ii)

The Company has no outstanding loan capital or loan stock.

(iii)

The Vendor is the legal and beneficial owner of the Company Indebtedness and shall be entitled to sell, transfer and assign the full legal and beneficial ownership of the Company Indebtedness to the Purchaser or its nominee free from Encumbrance upon Completion.

(iv)

There are no options, right to acquire, Encumbrance or third party rights whatsoever, adverse interest or other form of security on, over or affecting the Company Indebtedness, and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing.

(v)

All rights now attached to the Company Indebtedness are valid, effective, enforceable and subsisting.

(vi)

The Company Indebtedness is still owing by the Company to the Vendor in full and no person other than the Vendor is entitled to demand repayment of the Company Indebtedness from the Company.

(B)

Debts owed to the Company

(i)

The Company does not own the benefit of any debt (whether present or future) other than debts which have accrued to it in the ordinary course of business.

(ii)

All debts owed to the Company are collectable in the ordinary course of business.

(iii)

All debts owing to the Company shown in the Management Accounts (subject to any provision for bad and doubtful debts made in the Management Accounts) were paid in full on their due dates or, if any such debts are not yet due, each such debt is not now regarded by the Company or by the Vendor as irrecoverable in whole or in part.

(C)

Bank accounts

Particulars of the balances on all the Company's bank accounts as at the Completion Accounts Date will be reflected in the Completion Accounts and since the Management Accounts Date there have been no payments out of any such bank accounts except for payments in the ordinary course of its business, contractual obligations and the settlement of related parties’ accounts as required by the Purchaser.

(D)

Financial facilities

There is no Encumbrance to which any asset of the Company is subject and in relation to debentures, acceptance lines, overdrafts, loans or other financial facilities outstanding or available to the Company:

(i)

the Vendor has disclosed to the Purchaser in writing full details of them and true and correct copies of all documents relating to them; and

(ii)

neither the Vendor nor the Company has done anything whereby the continuance of any such debenture, acceptance line, overdraft, loan or other financial facility in full force and effect might be affected or prejudiced.

(E)

Options, guarantees etc.

The Company is not responsible for the indebtedness of any other person, and in particular but without prejudice to the generality of the foregoing, is not a party to any option or pre-emption right or a party to any guarantee or suretyship or any other obligation (whatever called) to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities or the purchase of assets or services or otherwise) for the payment of, or as an indemnity against the consequence of default in the payment of, any indebtedness of any other person.

9.

TAXATION

(A)

Notices and returns

All notices, returns and computations of the Company for the purposes of Taxation have been made punctually on a proper basis and are correct and none of them is, or is likely to be, the subject of any dispute with any fiscal authority.

(B)

Payment of Tax due

All Taxation which the Company is liable to pay prior to Completion and to the extent the due date for payment was prior to the Completion Date has been or will be so paid prior to Completion. To the extent the due date for payment is after the Completion Date, the relevant amount shall be reflected in the Completion Accounts for the computation of the respective amounts of the Net Amount of the Group as at 31 March 2010 and the Net Amount of the Group as at the Completion Accounts Date in accordance with Clauses 3.03, 3.04, 3.05 and 3.06 of the Agreement.

(C)

Penalties or interest on Tax

The Company has not paid or become liable to pay any penalty, fine or interest charged by virtue of the provisions of any Taxation statute, law, rule or regulation.

(D)

Compliance with Tax collection obligations

(i)

All Tax deductible and payable under any Taxation statute, law, rule or regulation has, so far as is required to be deducted, been deducted from all payments made or treated as made by the Company and all amounts due to be paid to all relevant Tax authorities prior to the date of this Agreement have been so paid.

(ii)

All payments by the Company to any person which ought to have been made under deduction of Tax have been so made and the Company (if required by law to do so) has accounted to all relevant Tax authority for the Tax so deducted.

(iii)

Proper records have been maintained in respect of all such deductions and payments and all applicable regulations have been complied with.

(E)

No back duty investigation

The Company has not, save and except for random checks carried out by the relevant Tax authorities in the ordinary course, in the last 3 years been the subject of a discovery, audit or investigation by any Tax authority and there are no facts which are likely to cause a discovery, audit or investigation to be made by any Tax authority.

(F)

Tax provision

Full provision or reserve has been made in the Management Accounts for all Taxation assessed or liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received on or before the Management Accounts Date, including distributions made down to such date or provided for in the Management Accounts, and proper provision has been made in the Management Accounts for deferred Taxation in accordance with the applicable accounting standards.

(G)

Anti-avoidance provisions

The Company has not entered into and is not and has not been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of or the reduction in liability to Taxation.

(H)

Calculation of tax liability

The Company has sufficient records to permit accurate calculation of the Tax liability or relief which would arise upon a disposal or realisation on Completion of each asset owned by the Company as at the Management Accounts Date or acquired by the Company before Completion.

(I)

Claims and disclaimers

The Company has duly submitted all claims and disclaimers the making of which has been assumed for the purposes of the Management Accounts, and will submit, when required, all claims and disclaimers the making of which will be assumed for the purposes of the Completion Accounts.

(J)

Sales at under-value or over-value

The Company has not been a party to any sale or other disposal of an asset either at an under-value or an over-value.

10.

THE TARGET MINES

(A)

General

The particulars of the Target Mines as set out in Schedule 3 are true and accurate in all respects.

(B)

Restrictions

Save as disclosed in connection with the Guizhou Puxin Claims, and subject to the terms of the Permits in connection with each Target Mine, there are no rights, interests, conditions, covenants, restrictions, reservations, licences, mortgages, charges, options, exceptions, stipulations, easements, privileges, Encumbrance, or any disputes or outstanding notices or any other matters or things which may adversely affect the value or the proper enjoyment of the Mining Rights of each Target Mine for the purpose of the business now being carried on in connection with such Target Mine by the Mining Subsidiary owning such Target Mine or which are of an onerous or unusual nature or which are in conflict with the present user thereof.

(C)

Enjoyment

Save as disclosed in connection with the Guizhou Puxin Claims, and subject to the terms of the Permits in connection with each Target Mine, there are no circumstances which would entitle or require a landlord or any other person to exercise any power of entry upon or of taking possession of each Target Mine; and there are no proposals orders acts or things made and done or, to the best of the knowledge and belief of the Vendor or the Group, intended to be made or done by any governmental or any other competent authority concerning the compulsory acquisition of each Target Mine.

(D)

Matters affecting the Mining Rights

Each Mining Subsidiary has duly performed, observed and complied with all covenants, restrictions, reservations, conditions, agreements, statutory requirements, bye-laws, orders and other stipulations and regulations affecting the Mining Rights of the Target Mine owned by such Mining Subsidiary, and the Mining Rights do not contravene the same and (without prejudice to the generality of the foregoing) all outgoings and expenses have been paid to date and no notice of any alleged breach of any of the same has been served on such Mining Subsidiary.

(E)

Possession

(i)

Save as disclosed in connection with the Guizhou Puxin Claims, and subject to the terms of the Permits in connection with each Target Mine, each Mining Subsidiary is entitled exclusively to the Mining Rights in connection with the Target Mine owned by such Mining Subsidiary and no part of such Target Mine is subject to any lease, tenancy, licence or other exploration rights or mining rights or any agreement to grant such lease, tenancy, licence or other exploration rights or mining rights and no person other than such Mining Subsidiary has any exploration rights or mining rights in connection with such Target Mine.

(ii)

There are no closure, demolition or clearance orders, enforcement notices or stop notices affecting each Target Mine or the Mining Rights in connection with such Target Mine and there are no circumstances likely to lead to any such order or notice being made.

(F)

Disposal

Pending Completion, each Mining Subsidiary will not transfer, sell, assign or otherwise dispose of the Mining Rights in connection with each Target Mine or any part thereof or any interest therein or in any other way deal with or make any arrangement for the sharing of such Target Mine or the Mining Rights in connection with such Target Mine or any part thereof or any interest therein or enter into any agreement so to do or accept the surrender of any lease or tenancy without the prior written consent of the Purchaser.

(G)

Claims and liabilities

Save as disclosed in connection with the Guizhou Puxin Claims, there is no outstanding monetary claim or liability, contingent or otherwise, affecting each Target Mine or the Mining Rights in connection with such Target Mine except as disclosed in the Management Accounts or the Completion Accounts as the case may be.

(H)

Use of the Target Mines

(i)

The contemplated use of each Target Mine and the Mining Rights in connection with such Target Mine is the lawful permitted use under all applicable laws and regulations and the Permits in connection with each Target Mine issued to the Mining Subsidiary owning such Target Mine are valid and subsisting.

(ii)

The contemplated use of each Target Mine and the Mining Rights in connection with such Target Mine is in compliance with the provisions, covenants, terms and conditions of any conditions and any regulations in force relating to the Mining Rights and the Permits in connection with such Target Mine, and so far as the Vendor is aware there are no circumstances which are likely to result in the forfeiture, avoidance, withdrawal or non-renewal of or restriction on or amendment to the same.

(I)

Taxes

All Tax and outgoings, save and except the premium payable for the Mining Rights in connection with each Target Mine (应交采矿权价款) as disclosed in the Management Accounts and the Completion Accounts, in respect of such Target Mine and the Mining Rights in connection with such Target Mine have been duly paid up to the date hereof and will be paid up to the Completion Date.

(J)

Permits

The Permits in connection with each Target Mine have been issued by the relevant competent government authorities as set out in Schedule 3, and are valid and subsisting and shall not be terminated or become invalid or ineffective as a result of Completion and the transactions contemplated under this Agreement.

11.

ASSETS

(A)

Assets and charges

(i)

Save as disclosed in connection with the Guizhou Puxin Claims, all assets of the Company which are included in the Management Accounts or have otherwise been represented as being the property of the Company or which were at the Management Accounts Date used or held for the purposes of its business were at the Management Accounts Date in the absolute legal and beneficial ownership of the Company free from all Encumbrances and (except assets disposed of or realised by the Company in the ordinary course of business) the Company is the absolute legal and beneficial owner of and has good and marketable title to all such assets and all such assets are in the possession and control of the Company, except as disclosed in the Management Accounts, the Completion Accounts or this Agreement.

(ii)

All assets which have been acquired by the Company since the Management Accounts Date are (except as aforesaid) now in the absolute legal and beneficial ownership of the Company and in the possession and control of the Company and none is the subject of any Encumbrance (excepting only liens arising in the normal course of trading) nor has the Company created or agreed to create any Encumbrance or entered into any factoring arrangement, hire-purchase, conditional sale or credit sale agreement.

(B)

Condition of assets

The plant and machinery (including fixed plant and machinery) and all vehicles and office and other equipment and assets shown in the Management Accounts or acquired since the Management Accounts Date or otherwise used in connection with the business of the Company which have not been disposed of in the ordinary course of business:

(i)

do not contravene any requirement or restriction having the force of law;

(ii)

are in good repair and condition and are regularly maintained and in good working order;

(iii)

are each capable of performing the work for which they were designed or purchased;

(iv)

are not dangerous, unsuitable or in need of renewal or replacement (fair wear and tear excepted) and the vehicles owned by the Company are road-worthy and duly licensed for the purposes for which they are used;

(v)

all the maintenance contracts are in full force and effect in respect of the computer system and all other assets owned or used by the Company which it is normal or prudent to be maintained by outside or specialist contractors.

(C)

Insurance

(i)

All the assets and undertakings of the Company which are of an insurable nature have been and are adequately covered by policies of insurance against fire and all other reasonable risks and liabilities usually insured against in relation to such assets and undertakings by companies carrying on similar businesses or owning assets and properties of a similar nature to those of the Company, and the Company has been and is adequately covered against all liabilities and risks usually insured against by such companies in relation to such of its assets and undertakings and the activities carried out by the Company in its ordinary course of business (including without limitation liability to employees or third parties for personal injury or loss or damage to property, product liability and loss of profit).

(ii)

Particulars of all policies of insurance of the Company now in force have been disclosed to the Purchaser in writing and such particulars are true and correct in all respects and all premiums due on such policies have been duly paid and all such policies are valid and in full force and effect and, to the best of the knowledge and belief of the Vendor, there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased and there is no claim outstanding under such policy and the Vendor is not aware of any circumstances likely to give rise to a claim or cause an application for renewal of such policy to be refused.

(iii)

No insurance company has refused to insure the properties, assets or risks of the Company or has imposed conditions (by way of increased premiums or otherwise) for such insurance.

(D)

Retention of title

The Company has not acquired or agreed to acquire any asset on terms that title to such asset does not pass to the Company until full payment is made.

(E)

Equipment leases etc

Rentals payable by the Company under any leasing, hire-purchase or other similar agreement to which it is a party have not been and are not likely to be increased and all such rentals are fully deductible by the Company for Tax purposes.

(F)

Computer System

(i)

Complete and accurate details of the maintenance and servicing history and records of the computer system and software used by the Company have been supplied to the Purchaser and such computer system and software of the Company were acquired new and have not been reconditioned, have been properly used maintained and serviced, have not been (and the Vendor has no reason to believe will be) susceptible to breakdown malfunction or failure and have functioned and are functioning in a manner which would be satisfactory to a reasonably skilled person engaged in the same type of business.

(ii)

The Company has in place adequate back up arrangements to ensure continuance of its business without loss of customers and data, in the event of computer hardware or software breakdown, malfunction or power failure.

12.

BUSINESS

(A)

Licences, permits and consents

The Company has all necessary licences, permits and consents for the proper and effective carrying on of its business and in the manner in which such business is now carried on and all such licences, permits and consents are valid and subsisting and the Vendor does not know of any reason why any of them (including the Permits in connection with each Target Mine) should be suspended, cancelled or revoked whether in connection with the purchase by the Purchaser of the Sale Share or the Company Indebtedness or otherwise and so far as the Vendor is aware there are no factors that might in any way prejudice the continuance or renewal of any of those licences, permits or consents and the Company is not restricted by contract from carrying on any activity in any part of the world.  The Company has not committed any offence under any applicable laws, rules or regulations or under any licences, permits or consents held by or applicable to it and has complied with all requirements and conditions thereunder whether the same relates to its business or otherwise.

(B)

Litigation and arbitration

Save as disclosed in connection with the Guizhou Puxin Claims:

(i)

The Company is not engaged in any litigation or arbitration proceedings and there are no lawsuits or arbitration proceedings pending or threatened by or against the Company or any person for whose acts or defaults the Company may be vicariously liable.

(ii)

No injunction has been granted against the Company.

(iii)

The Company is not subject to any order or judgment given by any court or governmental agency which is still in force.

(iv)

The Company has not given any undertaking to any court or to any third party arising out of any legal proceedings.

(v)

There is no matter or fact in existence which might give rise to any legal proceedings or arbitration involving the Company including any which might form the basis of any criminal prosecution against the Company.

(vi)

No governmental or other investigation or inquiry is in progress or threatened in respect of the Company or its business and there are no circumstances likely to lead to any of the same. No governmental, regulatory or other public authorities, departments or bodies has instituted or threatened to institute any disciplinary or other proceedings against the Company or has exercised or threatened to exercise any powers under any applicable laws, rules or regulations adversely affecting the business of the Company.

Disclosure is hereby made by the Purchaser in connection with the Guizhou Puxin Claims as follows:

Guizhou Puxin has been involved in 2 legal actions in the PRC which are still outstanding, particulars of which are set out as follows:-

Court	Action No.	Plaintiff	Defendant	Nature of Claim
中国贵州省贵阳市中级人民法院 (The Intermediate People’s Court of Guiyang City, Guizhou Province, the PRC)	(2010) 筑民二初字第16号((2010) Zhu Min Er Chu Zi No. 16) (the “Guizhou Puxin No. 1 Claim”)	袁新卫 (Yuan Xinwei )	(1) 贵州浦鑫能源有限公司 (Guizhou Puxin) (2) 李生根(Li Shenggen)	Dispute relating to transfer of equity interest（股权转让纠纷）
中国贵州省贵阳市南明区人民法院(The People’s Court of Nanming District, Guiyang City, Guizhou Province, the PRC)	(2010) 南民初字第00926号((2010) Nan Min Chu Zi No. 00926) (the “Guizhou Puxin No. 2 Claim”)	郑圣健 (Zheng Shengjian)	贵州浦鑫能源有限公司(Guizhou Puxin)	Dispute relating to transfer of equity interest（股权转让纠纷）

Brief particulars of the Guizhou Puxin No. 1 Claim:-

The plaintiff asks the court for an order that (i) he has invested a sum of RMB4,980,000 in Nayong Dayuan, representing 15.61% of its equity interest; (ii) the agreement relating to the transfer of equity interest in Nayong Dayuan entered into between the two defendants (including Guizhou Puxin) should be invalid, and the transfer of equity interest pursuant thereto should be unlawful and invalid.

The plaintiff alleges that he has invested a sum of RMB4,980,000 in the predecessor coal mining company of Nayong Dayuan, and following the restructuring of such predecessor into Nayong Dayuan by the other defendant Mr. Li Shenggen who was the representative of all the investors, the plaintiff should be treated as one of the equity interest owners of Nayong Dayuan.  The plaintiff further alleges that without his prior consent, Mr. Li Shenggen has wrongfully changed the relevant registration of such predecessor into Nayong Dayuan at the competent government authorities, and represented that he was the sole owner of the entire equity interest of Nayong Dayuan.  Since the agreement relating to the transfer of equity interest in Nayong Dayuan was entered into between the two defendants on the basis of, inter alia, such representations which are false, such agreement has caused damages to the plaintiff and should be invalid, and the transfer of equity interest pursuant thereto should be unlawful and invalid in accordance with the applicable laws and regulations in the PRC.

Brief particulars of the Guizhou Puxin No. 2 Claim:-

The plaintiff claims against Guizhou Puxin for the sum of RMB2,754,000 being unpaid consideration for the sale and transfer of equity interest.

The plaintiff alleges that in connection with the sale by him through one Mr. Lin of his 9% equity interest in Liuzhi Lin Jiaou to Guizhou Puxin, he has not yet received the consideration of RMB2,754,000 following the transfer of such equity interest to Guizhou Puxin.

(C)

Delegation of powers

There are in force no powers of attorney given by the Company nor any other authority (express, implied or ostensible) given by the Company to any person to enter into any contract or commitment or do anything on its behalf other than any authority of employees to enter into routine trading contracts in the normal course of their duties.

(D)

Customers and Suppliers

(i)

No significant client, customer or supplier of the Company has ceased or indicated an intention to cease or, to the best of the knowledge and belief of the Vendor, might prior to or as a result of Completion cease to contract with or supply to the Company or might substantially reduce its business with the Company.

(ii)

No circumstance exists which would or might enable any third party to raise any set off or counterclaim against the Company or cause any third party to withhold or delay payment to the Company or cause any supplier to withhold or delay the provision of any goods, products or services to the Company.

(E)

Confidentiality

No disclosure has been made of any of the confidential information, including financial or trade secrets, of the Company save in the ordinary course of business of the Company and the Company has taken adequate steps to preserve the confidential nature of all such information.

(F)

Records of the Company

(i)

Save as disclosed in connection with the Guizhou Puxin Claims, all the accounting records, statutory and other books and records (including the register of members), and other deeds, documents, records, data and information of the Company and its pension and benefit schemes (if any) are, and have since its incorporation been, kept up-to-date, properly, accurately and consistently completed and are a complete and accurate record of all acts and transactions of the Company and of all matters required by law or best business practice to be recorded or registered therein; and the Company has not received any application or request for rectification in connection therewith.

(ii)

The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

(G)

Winding up, insolvency and receivership

(i)

No order has been made or petition presented or resolution passed for the winding up of the Company and no distress, execution or other process has been levied on any of its assets.

(ii)

The Company has not stopped payment and is not insolvent nor unable to pay its debts as they fall due.

(iii)

No administrative or other receiver has been appointed by any person in relation to the business or assets of the Company or any part thereof, nor has any order been made or petition presented for the appointment of an administrator or receiver in respect of the Company.

(iv)

There has been no delay by the Company in the payment of any obligation due for payment.

(H)

Guarantees, warranties and sureties

(i)

The Company has not given any guarantee or warranty or made any representation in respect of articles or trading stock sold or contracted to be sold or service provided or contracted to be provided by it save for any warranty or guarantee implied by law and (save as aforesaid) has not accepted any liability or obligation to service, maintain, repair, take back or otherwise do or not to do anything in respect of any articles, stock or service that would apply after any such article or stock has been delivered by it or service performed by it (as the case may be).

(ii)

Save as disclosed in connection with the Guizhou Puxin Claims, no person has given any guarantee of or security for any overdraft, loan or loan facility granted to the Company or any member of the Group.

(I)

Documents

Save as disclosed in connection with the Guizhou Puxin Claims, all title deeds and other documents required to show title to the assets of the Company (duly stamped where necessary) and all other documents and agreements to which the Company is a party and all other documents, records and correspondence of the business owned by, or which ought to be in the possession or control of, the Company are in the possession or control of the Company.

13.

CONTRACTS

(A)

Onerous contracts

There are no long term contracts (i.e. contracts not terminable by the Company without penalty on 3 months' notice or less) or onerous or unusual or abnormal contracts (i.e. contracts for capital commitments or contracts differing from those necessitated by the ordinary course of business) binding upon the Company, nor is the Company a party to any contract which contains any onerous or other provision material for disclosure to an intending purchaser or owner of the Sale Share or the Company Indebtedness and no expenses or liabilities of a material amount have been incurred by the Company otherwise than for the purpose of the Company's business.

(B)

Material contracts

Copies of all existing contracts to which the Company is a party have been disclosed to the Purchaser in writing. There are no material contracts to which the Company is a party (being contracts in excess of HK$100,000 or its equivalent) which are not entered into in the ordinary and usual course of business and which remains subsisting. The Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which remains subsisting and:

(i)

is incapable of complete performance in accordance with its terms within 6 months after the date on which it was entered into or undertaken;

(ii)

cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money and effort;

(iii)

involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of business of the Company;

(iv)

requires an aggregate consideration payable by the Company in excess of HK$1,000,000 or its equivalent;

(v)

involves or is likely to involve the supply of goods or services by or to the Company the aggregate sales value of which will represent in excess of ten per cent (10%) of the turnover of the Company for any financial year of the Company;

(vi)

requires the Company to pay any commission, finder’s fee, royalty or the like in excess of HK$1,000,000 or its equivalent; or

(vii)

is in any way otherwise than in the ordinary and proper course of business of the Company or on arm’s length basis.

(C)

Performance of contracts

(i)

The terms of all contracts of the Company have been complied with by the Company and by the other parties to such contracts in all respects and there are no circumstances likely to give rise to a default by the Company under any such contract.

(ii)

There are no outstanding claims, separately or in the aggregate of material amounts, against the Company on the part of customers or other parties relating to liability for goods or services sold or supplied by the Company and no such claims are threatened or anticipated and there is no matter or fact in existence in relation to goods or services currently sold or supplied by the Company which might give rise to the same.

(iii)

Save as disclosed in connection with the Guizhou Puxin Claims, the Company has no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any agreement or other transaction to which the Company is a party and has received no notice of any intention to terminate, repudiate or disclaim any such agreement or other transaction.

(D)

Restrictive contracts

There are no agreements in force restricting the freedom of the Company to provide and take goods and services by such means and from and to such persons as it may from time to time think fit.

(E)

Agency and distributorship agreements

The Company is not a party to any subsisting agency or distributorship agreement other than the agreements on normal commercial terms and on arm’s length basis and entered into in the ordinary course of business of the Company.

14.

EMPLOYEES

(A)

Particulars of employees

The particulars and the relevant terms of employment in respect of all the employees of the Company have already been disclosed to the Purchaser in writing and are true and complete in all respects and show in respect of each director, officer and employee of the Company his date of birth, the date on which he commenced employment with the Company and all remuneration payable and other benefits provided or which the Company is bound to provide to each such person and include full particulars of all remuneration arrangements (particularly profit sharing, incentive and bonus arrangements to which the Company is a party whether binding or not) and each director, officer and employee of the Company is listed therein.

(B)

Service contracts, etc.

(i)

There is no contract of service in force between the Company and any of its directors, officers or employees which is not terminable by the Company without compensation on one month's notice given at any time.

(ii)

With effect from Completion, there will be no consultancy or management services agreements in existence between the Company and any other person, firm or company. All liabilities of the Company in respect of any consultancy or management services agreements in existence prior to Completion will have been fully settled prior to the Completion Accounts Date.

(iii)

There are no agreements or other arrangements (binding or otherwise) between the Company or any employers' or trade association of which the Company is a member and any trade union or other body or organisation representing its employees.

(C)

Benefits

(i)

Compliance with contractual obligations

There are no amounts owing to present or former directors, officers or employees of the Company other than not more than one month's arrears of remuneration accrued or due or for reimbursement of business expenses incurred within a period of 3 months preceding the date hereof.

(ii)

Obligations provided for in the Accounts

Save to the extent (if any) to which provision or allowance has been made in the Management Accounts or will be made in the Completion Accounts (as the case may be), the Company has not made or agreed to make any payment to or provided or agreed to provide any benefit for any present or former director, officer or employee of the Company nor any dependent of any present or former director, officer or employee of the Company.

(iii)

Future obligations

No moneys or benefits other than in respect of remuneration or emoluments of employment are payable to or for the benefit of any present or former director, officer or employee of the Company.

(D)

Liabilities and payments

Save to the extent (if any) to which provision or allowance has been made in the Management Accounts or will be made in the Completion Accounts (as the case may be):

(i)

no liability has been incurred or is anticipated by the Company for breach of any contract of employment or for services or for severance payments or for redundancy payments or protective awards or for compensation for unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for any other liability accruing from the termination or variation of any contract of employment or for services; and

(ii)

no gratuitous payment has been made or promised by the Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment or for services of any present or former director, officer or employee of the Company.

(E)

Relevant legislation

(i)

Statutory compliance, etc.

The Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied with:

(a)

all obligations imposed on it by all relevant statutes, regulations and codes of conduct and practices affecting its employment of any persons and all relevant orders and awards made thereunder and has maintained current, adequate and suitable records regarding the service, terms and conditions of employment of each of its employees; and

(b)

all collective agreements, recognition agreements and customs and practices for the time being affecting its employees or their conditions of service.

(ii)

Notices

The Company has not been served with any improvement and/or prohibition notices pursuant to any applicable employment or health and safety laws, rules and/or regulations and is not in breach of any provisions of any of the foregoing.

(iii)

Claims by employees

There is no liability or claim against the Company from any employee or former employee outstanding or anticipated.

(F)

Redundancies

Within a period of one year preceding the date of this Agreement, the Company has not given notice of any redundancies.

(G)

Termination of employment

No present director, officer or employee of the Company has given or received notice terminating his employment except as expressly contemplated under this Agreement and Completion will not trigger any "golden parachute" agreement.

(H)

Share and other schemes

The Company does not have in existence nor is it proposing to introduce:

(i)

any employee share trust, share incentive scheme, share option scheme or profit sharing scheme for the benefit of all or any of its directors, officers or employees; or

(ii)

any scheme whereunder any director, officer or employee of the Company is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of the Company.

(I)

Disputes and claims

(i)

No dispute exists or can reasonably be anticipated between the Company and a material number or category of its employees and so far as the Vendor is aware, save as disclosed in connection with the Guizhou Puxin Claims, there are no wage or other claims outstanding against the Company by any person who is now or has been a director, officer or employee of the Company.

(ii)

The Company has not had during the last 3 years any strike, work stoppages, slow-down, work-to-rule or lock-out by its employees, nor, so far as the Vendor is aware, is any such action anticipated.

(J)

Trade unions

The Company is not a party to any agreement or arrangement with or commitment to any trade unions or staff association nor are any of its employees members of any trade union or staff association.

(K)

Immigration

Each of the employees of the Company who is by law subject to immigration control, has been granted appropriate permission to remain in the PRC or the applicable place in which such employee performs his services under his employment with the Company and has a valid work permit issued in relation to his employment with the Company and has obtained all necessary extensions to his leave to remain in the PRC or the applicable place in which such employee performs his services under his employment with the Company and, so far as the Vendor is aware, there are in existence no grounds upon which any such leave to remain or work permit might be curtailed or the employee may be required to leave the PRC or the place in which such employee performs his services under his employment with the Company.

(L)

Insurance

(i)

The Company has maintained and maintains valid policies of insurance in respect of employees in accordance with all applicable statutory requirements.

(ii)

Particulars of all policies of insurance of the Company in relation to its employees now in force have been disclosed to the Purchaser in writing and such particulars are true and correct in all respects and all premiums due on such policies have been duly paid and all such policies are valid and in full force and effect and, to the best of the knowledge and belief of the Vendor, there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased and there is no claim outstanding under such policy and the Vendor is not aware of any circumstances likely to give rise to a claim or cause an application for renewal of such policy to be refused.

(iii)

No insurance company has refused to insure the employees, assets or risks of the Company or has imposed conditions (by way of increased premiums or otherwise) for such insurance.

15.

PENSION SCHEMES

The Company operates and maintains relevant retirement scheme (the “Scheme”) for the benefit of its employees in full compliance with the relevant applicable laws and regulations of the places where the employees are employed. Full particulars of the Scheme have already been disclosed to the Purchaser in writing and are true and complete in all respects.

Except the Scheme, there is no retirement, pension, provident fund or other similar schemes operated by the Company.

16.

INTELLECTUAL PROPERTY

(A)

Ownership and rights

(i)

The Company is the registered legal and beneficial owner of the Intellectual Property set out in Schedule 4 free from all Encumbrances. All Intellectual Property exploited or used by the Company is in the absolute beneficial ownership of the Company and the Company does not own, use, exploit or have any other interest in any Intellectual Property which has not been disclosed to the Purchaser. In particular but without prejudice to the generality of the foregoing, none of the Intellectual Property disclosed is jointly owned by the Company and a third party.

(ii)

To the best of the knowledge and belief of the Vendor, the business of the Company does not infringe upon any patent, copyright, trademark or any other Intellectual Property rights of any third party.

17.

CONSEQUENCE OF THE PURCHASE OF THE SALE SHARE AND THE COMPANY INDEBTEDNESS

The purchase of the Sale Share or the Company Indebtedness by the Purchaser or compliance with the terms of this Agreement and any change in the current management of the Company:

(i)

will not cause the Company to lose the contractual benefit of any contractual right or contractual privilege it presently enjoys;

(ii)

will not relieve any person of any obligation to the Company (whether contractual or otherwise) or enable any person to determine any such obligation or any right or benefit enjoyed by the Company or to exercise any right whether under an agreement with or otherwise in respect of the Company;

(iii)

will not conflict with or result in the breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is now a party or any loan to or mortgage created by the Company or of its memorandum or articles of association or other constitutional documents;

(iv)

will not result in any present or future indebtedness of the Company becoming due and payable or capable of being declared due and payable prior to its stated maturity;

(v)

save where required by the Purchaser, will not cause any director, officer or employee of the Company to leave employment;

(vi)

will not be in conflict with, violate or result in a breach of any law, regulation, order, decree or writ applicable to the Company.

SCHEDULE 3

THE TARGET MINES

PART A

1.	Name of Coal Mine	:	Liuzhi Special Zone Xinhua Town Zhulinzhai Mine（六枝特区新华乡竹林寨煤矿）
2.	Location	:	Xinhua Town, Liuzhi Special Zone（六枝特区新华乡）
3.	Registered Grantee of Mining Rights		六枝特区林家岙煤业有限公司 (LIUZHI LIN JIAOU COAL MINING CO., LTD.)
4.	Licence/Permit	:	Mining right permit (采矿许可证) no. 5200000920015 issued by Guizhou Provincial Department of Land and Resources (贵州省国土资源厅) on 5 January 2009
5.	Mining Area	:	1.4104 sq km
6.	Validity Period	:	January 2009 to July 2018

COAL RESOURCES

According to the Mineral Resources Reserve Verification Report of Guizhou Province Liuzhi Special Zone Xinhua County Zhilinzhai Coal Mine（贵州省六枝特区新华竹林寨煤矿资源量核实报告）, the estimated coal resources are:

Resource Type	Estimated Coal Resources Volume
332	60,000 metric tons
333	14,110,000 metric tons
Total	14,170,000 metric tons

PART B

1.	Name of Coal Mine	:	Nayong County Gouchang Mine（纳雍县狗场煤矿）
2.	Location	:	Kunzhai Town, Nayong County（纳雍县昆寨乡）
3.	Registered Grantee of Mining Rights	:	纳雍县狗场煤业有限公司 (NAYONG GOUCHANG COAL MINING CO., LTD.)
4.	Licence/Permit	:	Mining right permit (采矿许可证) no. 5200000710873 issued by Guizhou Provincial Department of Land and Resources (贵州省国土资源厅) on17 April 2007
5.	Mining Area	:	1.7198 sq km
6.	Validity Period	:	April 2007 to April 2017

COAL RESOURCES

According to the 2009 Mine Annual Report of Nayong County Gouchang Coal Mine（纳雍县狗场煤矿2009年度矿山储量年报）, the estimated coal resources are:

Resource Type	Estimated Coal Resources Volume
333	8,100,000 metric tons
334	6,590,000 metric tons
Total	14,690,000 metric tons

PART C

1.	Name of Coal Mine	:	Liuzhi Special Zone Liujiaba Mine（六枝特区六家坝煤矿）
2.	Location	:	Xinhua Town, Liuzhi Special Zone（六枝特区新华乡）
3.	Registered Grantee of Mining Rights	:	六枝特区新松煤业有限公司 (LIUZHI XINSONG COAL MINING CO., LTD.)
4.	Licence/Permit	:	Mining right permit (采矿许可证) no. C5200002009091120036374 issued by Guizhou Provincial Department of Land and Resources (贵州省国土资源厅) on 7 September 2009
5.	Mining Area	:	3.7891 sq km
6.	Validity Period	:	September 2009 to September 2019

COAL RESOURCES

According to the Mineral Resources Reserve Verification Report of Guizhou Province Liuzhi Special Zone Liujiaba Coal Mine（贵州省六枝特区六家坝煤矿资源储量核实报告）, the estimated coal resources are:

Resource Type	Estimated Coal Resources Volume
332	400,000 metric tons
333	21,170,000 metric tons
334	1,660,000 metric tons
Total	23,230,000 metric tons

PART D

1.	Name of Coal Mine	:	Nayong County Xinfang Town Dayuan Mine（纳雍县新房乡大圆煤矿）
2.	Location	:	Xinfang Town, Nayong County（纳雍县新房乡）
3.	Registered Grantee of Mining Rights	:	贵州纳雍县大圆煤业有限公司 (GUIZHOU NAYONG DAYUAN COAL MINING CO., LTD.)
4.	Licence/Permit	:	Mining right permit (采矿许可证) no. 5200000920138 issued by Guizhou Provincial Department of Land and Resources (贵州省国土资源厅) on 20 February 2009
5.	Mining Area	:	1.6490 sq km
6.	Validity Period	:	February 2009 to April 2014

COAL RESOURCES

According to the Mineral Resources Reserve Verification Report of Guizhou Province Nayong County Xinfang Town Dayuan Coal Mine Detailed Survey（贵州省纳雍县新房乡大圆煤矿精查资源储量核实报告）, the estimated coal resources are:

Resource Type	Estimated Coal Resources Volume
332	3,450,000 metric tons
333	4,440,000 metric tons
334	7,500,000 metric tons
Total	15,390,000 metric tons

PART E

1.	Name of Coal Mine	:	Jinsha County Gaoping Town Baiping Mine（金沙县高坪乡白坪煤矿）
2.	Location	:	Gaoping Town, Jinsha County（金沙县高坪乡）
3.	Registered Grantee of Mining Rights	:	金沙县白坪矿业有限公司(JINSHA BAIPING MINING CO., LTD.)
4.	Licence/Permit	:	Mining right permit (采矿许可证) no. 5200000820925 issued by Guizhou Provincial Department of Land and Resources (贵州省国土资源厅) on 10 October 2008
5.	Mining Area	:	3.0142 sq km
6.	Validity Period	:	October 2008 to August 2014

COAL RESOURCES

According to the Production Geological Report of Guizhou Province Jinsha County Baiping Coal Mine（贵州省金沙县白坪煤矿生产地质报告）, the estimated coal resources are:

Resource Type	Estimated Coal Resources Volume
333	8,390,000 metric tons
334	3,630,000 metric tons
Total	12,020,000 metric tons

SCHEDULE 4

INTELLECTUAL PROPERTY

NIL

SCHEDULE 5

THE COMPANY INDEBTEDNESS ASSIGNMENT

Dated the day of 2010 FEISHANG GROUP LIMITED and CHINA NATURAL RESOURCES, INC. and WEALTHY YEAR LIMITED
DEED OF ASSIGNMENT OF LOAN
SOLICITORS
高 盖 茨 律 师 事 务 所 44th Floor, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong Tel: (852) 2511 5100 Fax: (852) 2511 9515 Website: www.klgates.com Our ref: 4058774-00006/NKA/RKW

THIS DEED  is made the     day of          2010

BETWEEN:

(1)

FEISHANG GROUP LIMITED, a company incorporated in the British Virgin Islands and having its registered office at TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands (the “Assingor”);

(2)

CHINA NATURAL RESOURCES, INC., a company incorporated in the British Virgin Islands and having its registered office at P.O. Box 116, Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands (the “Assignee”); and

(3)

WEALTHY YEAR LIMITED, a company incorporated in the British Virgin Islands and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "Company").

WHEREAS as at the date hereof the Company is indebted to the Assignor in the sum of [HK$*] (the “Indebtedness”) and the Assignor has agreed to assign the Indebtedness to the Assignee for the consideration of [HK$*] (the “Consideration”) and upon the terms and conditions set out below.

NOW THIS DEED WITNESSETH as follows:

1.

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

The Assignor hereby represents and warrants to the Assignee that the Assignor is the absolute legal and beneficial owner of the Indebtedness and has full right and title to the Indebtedness and that the Indebtedness is outstanding and owing from the Company to the Assignor.

2.

COVENANTS

2.1

The Assignor in respect of the Indebtedness hereby covenants with the Assignee that notwithstanding anything done or omitted by the Assignor or any other person, knowingly or otherwise, the Assignor has and will at all material times have full power, right and authority to assign the Indebtedness on the terms hereof and that the Indebtedness is free of all encumbrances.

2.2

The Assignor hereby covenants with the Assignee to sign or execute such documents and to do such deeds acts or things to secure to the Assignee the full benefit of the interest of the Assignor in and concerning the Indebtedness and to carry into effect or to give legal effect to the provisions of this Deed and the transactions hereby contemplated as and when reasonably requested by the Assignee and at the expense of the Assignee.

2.3

The Assignor hereby covenants with the Assignee immediately on receipt to pay to the Assignee any payments or other money which may be received by the Assignor from the Company in respect of the Indebtedness and until such payment to hold the same on trust for the Assignee.

3.

ASSIGNMENT OF INDEBTEDNESS

In pursuance of such agreement and in consideration of the Assignee agreeing to pay the Consideration to the Assignor, the Assignor as beneficial owner of the Indebtedness hereby assigns to the Assignee or its nominee or transferee absolutely with effect from the date hereof all the rights, benefits, title and interests of the Assignor in respect of the Indebtedness free from all rights of pre-emption, options, liens, claims, equities, charges, encumbrances or third-party rights of any nature whatsoever together with the full benefit and advantages thereof and all rights, interests, benefits and title attached, accrued or accruing therein and thereto to hold the same unto the Assignee absolutely.

4.

NOTICE

4.1

The Assignor hereby gives notice to the Company of the assignment effected hereby and the Company accepts such notice and confirms that the Indebtedness is still outstanding.

4.2

The Company hereby covenants with the Assignor and the Assignee that it will as from the date hereof pay to the Assignee any and all of the Indebtedness.

5.

GENERAL PROVISIONS

5.1

Any notice required to be given under this Deed shall be sufficiently given if delivered personally or forwarded by registered post or sent by facsimile transmission to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by 5 days prior written notice specified to the other party):

To: the Assignor	:	54-55/F, International Business Center, 168 Fuhua Third Road, Futian District, Shenzhen, Guangdong 518048, PRC
Fax Number	:	(86) (755) 8299 1769
Attention	:	Mr. Li Feilie

To: the Assignee	:	Room 2205, 22/F, Shun Tak Centre, West Tower, 200 Connaught Road Central, Hong Kong
Fax Number	:	(852) 2810 6963
Attention	:	the Board of Directors

To: the Company	:	Room 2205, 22/F, Shun Tak Centre, West Tower, 200 Connaught Road Central, Hong Kong
Fax Number	:	(852) 2810 6963
Attention	:	the Board of Directors

5.2

Any notice delivered personally shall be deemed to have been served at the time of delivery. Any notice sent by pre-paid registered post shall be deemed to have been served 3 Business Days after the time at which it was posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and posted by prepaid registered letter post and notices sent by facsimile transmission shall be deemed to have been served upon transmission.

5.3

This Deed shall be binding on and enure for the benefit of each party’s successors and permitted assigns (as the case may be).

6.

GOVERNING LAW AND JURISDICTION

6.1

This Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

6.2

In relation to any legal action or proceedings to enforce this Deed or arising out of or in connection with this Deed (“proceedings”) each of the parties irrevocably submits to the jurisdiction of the courts of Hong Kong and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in any inconvenient forum.

6.3

The submissions by the parties referred to in Clause 6.2 shall not affect the right of any party to take proceedings in any other jurisdiction nor shall the taking of proceedings in any jurisdiction preclude any party from taking proceedings in any other jurisdiction.

6.4

Each of the following parties hereby irrevocably appoints the person set opposite its name below as its agent to receive on its behalf service of proceedings issued out of the courts of Hong Kong in any action or proceedings arising out of or in connection with this Deed:

Parties	Names & addresses of agents
the Assignor	Feishang Holdings Limited Room 2205, 22/F, Shun Tak Centre, West Tower, 200 Connaught Road Central, Hong Kong

the Assignee	Feishang Yongfu Mining Limited Room 2205, 22/F, Shun Tak Centre, West Tower, 200 Connaught Road Central, Hong Kong
the Company	Feishang Holdings Limited Room 2205, 22/F, Shun Tak Centre, West Tower, 200 Connaught Road Central, Hong Kong

IN WITNESS whereof the parties hereto have caused this Deed to be executed as a deed the day and year first above written.

SEALED with the COMMON SEAL of FEISHANG GROUP LIMITED and SIGNED by duly authorised for and on its behalf in the presence of :-	) ) ) ) ) ) ) ) ) ) ) ) )
Signature of witness		By executing this Deed the signatory warrants that the signatory is duly authorized to execute this Deed on behalf of FEISHANG GROUP LIMITED
Name of witness (block letters)

SEALED with the COMMON SEAL of CHINA NATURAL RESOURCES, INC. and SIGNED by duly authorised for and on its behalf in the presence of :-	) ) ) ) ) ) ) ) ) ) ) ) ) ) )
Signature of witness		By executing this Deed the signatory warrants that the signatory is duly authorized to execute this Deed on behalf of CHINA NATURAL RESOURCES, INC.
Name of witness (block letters)

SIGNED by duly authorised for and on behalf of WEALTHY YEAR LIMITED in the presence of :-	) ) ) ) ) ) ) ) ) ) ) ) )
Signature of witness		By executing this Deed the signatory warrants that the signatory is duly authorized to execute this Deed on behalf of WEALTHY YEAR LIMITED
Name of witness (block letters)

EXECUTION  PAGE

VENDOR
SIGNED by Mr. Li Feilie, Director for and on behalf of FEISHANG GROUP LIMITED in the presence of : /s/ Yue Ming Wai Bonaventure	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Li Feilie
Signature of witness Yue Ming Wai Bonaventure		By executing this Agreement the signatory warrants that the signatory is duly authorized to execute this Agreement on behalf of FEISHANG GROUP LIMITED
Name of witness (block letters)

PURCHASER
SIGNED by Mr. Wong Wah On Edward, Director for and on behalf of CHINA NATURAL RESOURCES, INC. in the presence of : /s/ Ma Sin Ling	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Wong Wah On Edward
Signature of witness Ma Sin Ling		By executing this Agreement the signatory warrants that the signatory is duly authorized to execute this Agreement on behalf of CHINA NATURAL RESOURCES, INC.
Name of witness (block letters)

EXHIBIT A

WEALTHY YEAR LIMITED

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

For the Period from 6 January 2010 to 31 March 2010

RMB

Turnover	-
Cost of sales	-
Gross profit	-
Selling Expenses	-
Finance Cost	-
Interest Income	-
Administrative expenses	9,058
Operating loss	(9,058)
Income tax	-
Loss for the period
(9,058)
Attributable to:
Owners	(9,058)
Non-controlling Interests	-
(9,058)

WEALTHY YEAR LIMITED

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As at 31 March 2010

RMB
Assets and Liabilities

Non current assets
Property, plant and equipment	63,952,724
Construction in progress	69,218,721
Mining rights and other intangible assets	1,042,216,122
1,175,387,567
Current assets
Inventory	3,664,909
Trade receivables	2,477,570
Deposits and prepayment	22,438,679
Bank balance and cash	34,857,902
63,439,060
Current liabilities
Trade and other payable	68,841,560
Interest payable - current	2,300,292
Amount due to affiliates	319,869,233
Accrued liabilities	3,781,810
Tax payable	(1,191,745)
393,601,150

Working capital	(330,162,090)

Total assets less current liabilities	845,225,477

Non current liabilities
Interest payable – non current	3,064,199
Long term payable	29,463,522
Total non current liabilities	32,527,721

Net assets	812,697,756

EQUITY
Share capital	7
Excess of NAV over consideration paid	738,179,574
Other comprehensive income	3
Retained earnings	(9,058)
738,170,526
Non controlling interests	74,527,230
812,697,756